                                                                     EXHIBIT 2.1





                      AGREEMENT AND PLAN OF REORGANIZATION


                            DATED AS OF APRIL 6, 2000


                                  BY AND AMONG


                            MERITOR AUTOMOTIVE, INC.,


                                  MU SUB, INC.


                                       AND

                             ARVIN INDUSTRIES, INC.

w                                TABLE OF CONTENTS


                                                                                                      Page
                                                                                                      ----
ARTICLE I  THE FIRST STEP MERGER.......................................................................2
   SECTION 1.1  The First Step Merger..................................................................2
   SECTION 1.2  First Effective Time...................................................................2
   SECTION 1.3  Effects of the First Step Merger.......................................................2
   SECTION 1.4  Conversion of Meritor Common Stock.....................................................3
   SECTION 1.5  Newco Common Stock.....................................................................4
   SECTION 1.6  Options ...............................................................................4
   SECTION 1.7  Articles of Incorporation..............................................................5
   SECTION 1.8  By-Laws ...............................................................................5
   SECTION 1.9  Board of Directors; Management.........................................................5

ARTICLE II  THE SECOND STEP MERGER.....................................................................5
   SECTION 2.1  The Second Step Merger.................................................................5
   SECTION 2.2  Closing ...............................................................................6
   SECTION 2.3  Effective Time.........................................................................6
   SECTION 2.4  Effects of the Second Step Merger......................................................6
   SECTION 2.5  Conversion of Arvin Common Stock.......................................................6
   SECTION 2.6  Newco Common Stock.....................................................................7
   SECTION 2.7  Options ...............................................................................7
   SECTION 2.8  Articles of Incorporation..............................................................8
   SECTION 2.9  By-Laws ...............................................................................8
   SECTION 2.10  Rights Agreement......................................................................8
   SECTION 2.11  Tax Consequences......................................................................8
   SECTION 2.12  Officers .............................................................................8
   SECTION 2.13  Board of Directors....................................................................9
   SECTION 2.14  Name; Corporate Offices..............................................................10
   SECTION 2.15  Dividends ...........................................................................10
   SECTION 2.16  Fiscal Year..........................................................................10

ARTICLE III  EXCHANGE OF SHARES.......................................................................10
   SECTION 3.1  Newco to Make Shares and Cash Available...............................................10
   SECTION 3.2  Exchange of Shares....................................................................11
   SECTION 3.3  Affiliates ...........................................................................15

ARTICLE IV  REPRESENTATIONS AND WARRANTIES............................................................16
   SECTION 4.1  Representations and Warranties of Arvin...............................................16
   SECTION 4.2  Representations and Warranties of Meritor.............................................30
   SECTION 4.3  Representations and Warranties of Newco...............................................43

ARTICLE V  COVENANTS RELATING TO CONDUCT OF BUSINESS..................................................44
   SECTION 5.1  Covenants of Arvin....................................................................44
   SECTION 5.2  Covenants of Meritor and Newco........................................................49
   SECTION 5.3  Governmental Filings..................................................................54
   SECTION 5.4  Control of Other Party's Business.....................................................55


ARTICLE VI  ADDITIONAL AGREEMENTS.....................................................................55
   SECTION 6.1  Preparation of Proxy Statement; Stockholders Meetings.................................55
   SECTION 6.2  Newco Board of Directors and Management...............................................58
   SECTION 6.3  Access to Information.................................................................58
   SECTION 6.4  Reasonable Best Efforts...............................................................59
   SECTION 6.5  Acquisition Proposals.................................................................61
   SECTION 6.6  Employee Benefits Matters.............................................................63
   SECTION 6.7  Fees and Expenses.....................................................................65
   SECTION 6.8  Directors' and Officers' Indemnification and Insurance................................66
   SECTION 6.9  Public Announcements..................................................................67
   SECTION 6.10  Accounting Matters...................................................................67
   SECTION 6.11  Listing of Shares of Newco Common Stock..............................................68
   SECTION 6.12  Dividends ...........................................................................68
   SECTION 6.13  Affiliates...........................................................................68
   SECTION 6.14  Section 16 Matters...................................................................69
   SECTION 6.15  Takeover Statutes....................................................................69
   SECTION 6.16  Advice of Changes....................................................................69


ARTICLE VII  CONDITIONS PRECEDENT.....................................................................70
   SECTION 7.1  Conditions to Each Party's Obligation to Effect the Merger............................70
   SECTION 7.2  Additional Conditions to Obligations of Arvin.........................................71
   SECTION 7.3  Additional Conditions to Obligations of Meritor and Newco.............................72


ARTICLE VIII  TERMINATION AND AMENDMENT...............................................................74
   SECTION 8.1  Termination...........................................................................74
   SECTION 8.2  Effect of Termination.................................................................76
   SECTION 8.3  Amendment ............................................................................78
   SECTION 8.4  Extension; Waiver.....................................................................78


ARTICLE IX  GENERAL PROVISIONS........................................................................79
   SECTION 9.1  Non-Survival of Representations, Warranties and Agreements............................79
   SECTION 9.2  Notices ..............................................................................79
   SECTION 9.3  Interpretation........................................................................80

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
   SECTION 9.4  Counterparts..........................................................................80
   SECTION 9.5  Entire Agreement; No Third Party Beneficiaries........................................80
   SECTION 9.6  Governing Law.........................................................................81
   SECTION 9.7  Severability..........................................................................81
   SECTION 9.8  Assignment ...........................................................................81
   SECTION 9.9  Submission to Jurisdiction; Waivers...................................................81
   SECTION 9.10  Enforcement..........................................................................82
   SECTION 9.11  Definitions..........................................................................82
   SECTION 9.12  Disclosure Schedule..................................................................87



                                    EXHIBITS


Exhibit A           - Form of Newco Articles

Exhibit B           - Form of Newco By-Laws

Exhibit C           - Form of Newco Rights Agreement

Exhibit D           - Officers

Exhibit E           - Terms of Offer Letter to Officers

Exhibit F           - Form of Arvin Affiliate Agreement

Exhibit G           - Form of Meritor Affiliate Agreement

                      AGREEMENT AND PLAN OF REORGANIZATION


                  AGREEMENT AND PLAN OF REORGANIZATION, dated as of April 6, 2000 (this "Agreement"), by and among MERITOR AUTOMOTIVE, INC., a Delaware corporation ("Meritor"), MU SUB, INC., an Indiana corporation and a wholly-owned subsidiary of Meritor ("Newco"), and ARVIN INDUSTRIES, INC., an Indiana corporation ("Arvin").

                              W I T N E S S E T H :


                  WHEREAS, the Boards of Directors of Meritor and Arvin deem it advisable and in the best interests of each corporation and its respective stockholders that Meritor and Arvin enter into a "merger of equals" in order to advance the long-term strategic business interests of Meritor and Arvin;

                  WHEREAS, the Boards of Directors of Meritor, Arvin and Newco have determined to consummate such "merger of equals" by means of the business combination transaction provided for herein in which (a) Meritor will, subject to the terms and conditions set forth herein, merge with and into Newco (the "First Step Merger") with Newco being the surviving corporation in the First Step Merger, and (b) immediately thereafter, Arvin will, subject to the terms and conditions set forth herein, merge with and into Newco (the "Second Step Merger" and, together with the First Step Merger, the "Merger"), with Newco being the surviving corporation (hereinafter sometimes referred to in such capacity as the "Combined Company") in the Second Step Merger;

                  WHEREAS, contemporaneously with the execution and delivery of this Agreement, (a) as a condition and inducement to Meritor's willingness to enter into this Agreement and the Meritor Stock Option Agreement referred to below, Meritor and Arvin are entering into a Stock Option Agreement dated as of the date hereof (the "Arvin Stock Option Agreement") pursuant to which Arvin is granting to Meritor an option to purchase shares of Arvin Common Stock (as defined in Section 2.5(a)) and (b) as a condition and inducement to Arvin's willingness to enter into this Agreement and the Arvin Stock Option Agreement, Arvin and Meritor are entering into a Stock Option Agreement dated as of the date hereof (the "Meritor Stock Option Agreement", and together with the Arvin Stock Option Agreement, the

"Stock Option Agreements"), pursuant to which Meritor is granting to Arvin an option to purchase shares of Meritor Common Stock (as defined in Section 1.4(a)); and

                  WHEREAS, the parties desire to make certain representations, warranties and agreements in connection with the Merger and also to prescribe certain conditions to the Merger.

                  NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth in this Agreement and in the Stock Option Agreements, and intending to be legally bound hereby and thereby, the parties hereto agree as follows:


                                    ARTICLE I

                              THE FIRST STEP MERGER


                  SECTION 1.1 The First Step Merger. Upon the terms and conditions of this Agreement, and in accordance with the General Corporation Law of the State of Delaware (the "DGCL") and the Business Corporation Law of the State of Indiana (the "IBCL"), at the First Effective Time (as defined in
Section 1.2), Meritor shall merge with and into Newco. Newco shall be the surviving corporation in the First Step Merger and shall continue its corporate existence under the laws of the State of Indiana. Upon consummation of the First Step Merger, the separate corporate existence of Meritor shall terminate.

                  SECTION 1.2 First Effective Time. The First Step Merger shall become effective as set forth in the certificate of merger that shall be filed with the Secretary of State of the State of Delaware (the "Delaware Secretary") and the articles of merger that shall be filed with the Secretary of State of the State of Indiana (the "Indiana Secretary") on the Closing Date (as defined in Section 2.2). The term "First Effective Time" shall be the date and time when the First Step Merger becomes effective, as set forth in the certificate of merger and articles of merger referred to in this Section 1.2.

                  SECTION 1.3 Effects of the First Step Merger. At and after the First Effective Time, the First Step Merger shall have the effects set forth in the DGCL and the IBCL.

                  SECTION 1.4 Conversion of Meritor Common Stock. At the First Effective Time, by virtue of the First Step Merger and without any action on the part of Meritor, Newco or the holders of any capital stock of Meritor or Newco:

                  (a) Subject to Section 3.2(e), each share of common stock, par value $1 per share, including the associated Meritor Right (as defined in Section 4.2(b)(i)), of Meritor ("Meritor Common Stock") issued and outstanding immediately prior to the First Effective Time, other than shares of Meritor Common Stock held in Meritor's treasury or owned by any wholly-owned Subsidiary of Meritor, shall be converted into the right to receive .75 shares (the "Meritor Exchange Ratio") of common stock, par value $1 per share, of Newco ("Newco Common Stock").

                  (b) All shares of Meritor Common Stock converted into the right to receive Newco Common Stock pursuant to this Article I shall no longer be outstanding and shall automatically be canceled and shall cease to exist, and each certificate previously representing any such shares of Meritor Common Stock (a "Meritor Certificate") shall thereafter represent only the right to receive (i) a certificate representing the number of whole shares of Newco Common Stock and (ii) cash in lieu of fractional shares into which the shares of Meritor Common Stock formerly represented by such Meritor Certificate have been converted pursuant to this Section 1.4 and Section 3.2(e). Meritor Certificates shall be exchanged for certificates representing whole shares of Newco Common Stock and cash in lieu of fractional shares issued in consideration therefor upon the surrender of such Meritor Certificates in accordance with Section 3.2, without any interest thereon. If, between the date hereof and the Effective Time, the outstanding shares of Arvin Common Stock (as defined in Section 2.5(a)) or Meritor Common Stock (or, following the consummation of the First Step Merger, the outstanding shares of Newco Common Stock) shall have been increased, decreased, changed into or exchanged for a different number or kind of shares or securities as a result of a reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or other similar change in capitalization (other than solely as a result of the First Step Merger), an appropriate and proportionate adjustment shall be made to the Meritor Exchange Ratio.

                  (c) All shares of Meritor Common Stock held in Meritor's treasury or owned by any wholly-owned Subsidiary of Meritor shall be canceled and shall cease to exist and no shares of Newco Common Stock or other consideration shall be delivered in exchange therefor.

                  SECTION 1.5 Newco Common Stock. At and after the First Effective Time, each share of Newco Common Stock issued and outstanding immediately prior to the First Effective Time shall be canceled and retired and shall resume the status of authorized and unissued shares of Newco Common Stock, and no shares of Newco Common Stock or other consideration shall be issued in respect thereof.

                  SECTION 1.6 Options. (a) At or prior to the First Effective Time, Meritor will take all action necessary such that each Meritor Stock Option (as defined in Section 4.2(b)(i)) that is outstanding and unexercised immediately prior thereto shall cease to represent a right to acquire shares of Meritor Common Stock and shall be converted into an option to purchase shares of Newco Common Stock in an amount and at an exercise price determined as provided below (and otherwise subject to the terms of the appropriate Meritor Stock Plan (as defined in Section 4.2(b)(i)) pursuant to which such option has been issued and the agreements evidencing grants thereunder):

                   (i) The number of shares of Newco Common Stock to be subject to the new option shall be equal to the product of the number of shares of Meritor Common Stock subject to the original option multiplied by the Meritor Exchange Ratio, provided that any fractional shares of Newco Common Stock resulting from such multiplication shall be rounded to the nearest whole share; and

                  (ii) The exercise price per share of Newco Common Stock under the new option shall be equal to the exercise price per share of Meritor Common Stock under the original option divided by the Meritor Exchange Ratio, provided that such exercise price shall be rounded up to the nearest whole cent.

                  (b) The adjustment provided herein with respect to any options that are "incentive stock options" (as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the "Code")) shall be and is intended to be effected in a manner that is consistent with Section 424(a) of the Code. The duration and other terms of the new option shall be the same as the original option, except that all references to Meritor shall be deemed to be references to Newco (but taking into account any changes thereto, including acceleration thereof, provided for in the Meritor Stock Plans by reason of this Agreement or the transactions contemplated hereby).

                  SECTION 1.7 Articles of Incorporation. Subject to the terms and conditions of this Agreement, at the First Effective Time, the articles of incorporation of the surviving corporation in the First Step Merger shall be substantially in the form attached hereto as Exhibit A, with such changes thereto as shall be mutually agreed upon by Meritor and Arvin (the "Newco Articles"), until thereafter amended in accordance with the terms thereof and Applicable Laws.

                  SECTION 1.8 By-Laws. Subject to the terms and conditions of this Agreement, at the First Effective Time, the by-laws of the surviving corporation in the First Step Merger shall be in substantially the form attached hereto as Exhibit B, with such changes as may be mutually agreed upon by Meritor and Arvin (the "Newco By-Laws"), until thereafter amended in accordance with the terms thereof, the Newco Articles and Applicable Laws.

                  SECTION 1.9 Board of Directors; Management. From and after the First Effective Time, until duly changed pursuant hereto or in accordance with the Newco Articles, the Newco By-Laws or Applicable Laws, the directors of Meritor shall be the directors of Newco, and the officers of Meritor shall be the officers of Newco. At the Effective Time (as defined in Section 2.3), the directors and officers of Newco shall be as set forth in Section 2.13 and
Section 2.12, respectively.

                                   ARTICLE II


                             THE SECOND STEP MERGER


                  SECTION 2.1 The Second Step Merger. Upon the terms and conditions of this Agreement, and in accordance with the IBCL, at the Effective Time, Arvin shall merge with and into Newco. Newco shall be the surviving corporation in the Second Step Merger and shall continue its corporate existence under the laws of the State of Indiana. Upon consummation of the Second Step Merger, the separate corporate existence of Arvin shall terminate.

                  SECTION 2.2 Closing. The closing of the Second Step Merger (the "Closing") will take place as soon as practicable, but in any event within three Business Days after the satisfaction or waiver (subject to Applicable
Laws) of the conditions (excluding conditions that, by their nature, cannot be satisfied until the Closing Date (as defined below)) set forth in Article VII, unless this Agreement has been theretofore terminated pursuant to its terms or unless another time or date is agreed to in writing by the parties hereto (the actual time and date of the Closing being referred to herein as the "Closing Date"). The Closing shall be held at the offices of Chadbourne & Parke LLP, 30 Rockefeller Plaza, New York, New York 10112, unless another place is agreed to in writing by the parties hereto.

                  SECTION 2.3 Effective Time. The Second Step Merger shall become effective as set forth in the articles of merger (the "Articles of Merger") that shall be filed with the Indiana Secretary on the Closing Date. The term "Effective Time" shall be the date and time when the Second Step Merger becomes effective, as set forth in the Articles of Merger. The Effective Time shall occur immediately after the First Effective Time has occurred.

                  SECTION 2.4 Effects of the Second Step Merger. At and after the Effective Time, the Second Step Merger shall have the effects set forth in the IBCL.

                  SECTION 2.5 Conversion of Arvin Common Stock. At the Effective Time, by virtue of the Second Step Merger and without any action on the part of Meritor, Newco, Arvin or the holders of any capital stock of Meritor, Newco or
Arvin:

                  (a) Each common share, par value $2.50 per share, including the associated Alpha Right (as defined in Section 4.1(b)(i)), of Arvin ("Arvin Common Stock") issued and outstanding immediately prior to the Effective Time, other than shares of Arvin Common Stock held in Arvin's treasury, owned by the Arvin SECT (as defined in Section 4.1(f)) or owned by Newco or any wholly-owned Subsidiary of Arvin or Newco, shall be converted into the right to receive

(i) one share of Newco Common Stock (the "Arvin Stock Consideration") and (ii) $2.00 in cash, without interest (the "Arvin Cash Consideration" and, together with the Arvin Stock Consideration, the "Arvin Merger Consideration").

                  (b) All shares of Arvin Common Stock converted into the right to receive the Arvin Merger Consideration pursuant to this Article II shall no longer be outstanding and shall automatically be canceled and shall cease to exist, and each certificate previously representing any such shares of Arvin Common Stock (an "Arvin Certificate") shall thereafter represent only the right to receive (i) a certificate representing the Arvin Stock Consideration and (ii) the Arvin Cash Consideration into which the shares of Arvin Common Stock formerly represented by such Arvin Certificate have been converted pursuant to this Section 2.5. Arvin Certificates shall be exchanged for the Arvin Merger Consideration upon the surrender of such Arvin Certificates in accordance with
Section 3.2, without any interest thereon.

                  (c) All shares of Arvin Common Stock held in Arvin's treasury, owned by the Arvin SECT or owned by Newco or any wholly-owned Subsidiary of Arvin or Newco shall be canceled and shall cease to exist, and no shares of Newco Common Stock or other consideration shall be delivered in exchange therefor.

                  SECTION 2.6 Newco Common Stock. At and after the Effective Time, each share of Newco Common Stock issued and outstanding immediately prior to the Effective Time shall remain an issued and outstanding share of common stock of the Combined Company and shall not be affected by the Second Step Merger, provided that all shares of Newco Common Stock that are owned by Arvin shall become treasury stock of Newco.

                  SECTION 2.7 Options. (a) At or prior to the Effective Time, Arvin will take all action necessary such that each Arvin Stock Option (as defined in Section 4.1(b)(i)) that is outstanding and unexercised immediately prior thereto shall cease to represent a right to acquire shares of Arvin Common Stock and shall be converted into an option to purchase a number of shares of Newco Common Stock equal to the number of shares of Arvin Common Stock subject to such option immediately prior to the Effective Time, plus $1 for each share, at an exercise price per share of Newco Common Stock equal to the exercise price per share of Arvin

Common Stock in effect immediately prior to the Effective Time (and otherwise subject to the terms of the appropriate Arvin Stock Plan (as defined in Section 4.1(b)(i)) pursuant to which such options have been issued and the agreements evidencing grants thereunder).

                  (b) The adjustment provided herein with respect to any options that are "incentive stock options" (as defined in Section 422 of the Code) shall be and is intended to be effected in a manner that is consistent with Section 424(a) of the Code. The duration and other terms of the new option shall be the same as the original option, except that all references to Arvin shall be deemed to be references to Newco (but taking into account any changes thereto, including acceleration thereof, provided for in the Arvin Stock Plans by reason of this Agreement or the transactions contemplated hereby).

                  SECTION 2.8 Articles of Incorporation. Subject to the terms and conditions of this Agreement, at the Effective Time, the Newco Articles shall be the articles of incorporation of the Combined Company, until thereafter amended in accordance with the terms thereof and Applicable Laws.

                  SECTION 2.9 By-Laws. Subject to the terms and conditions of this Agreement, at the Effective Time, the Newco By-Laws shall be the by-laws of the Combined Company until thereafter amended in accordance with the terms thereof, the Newco Articles and Applicable Laws.

                  SECTION 2.10 Rights Agreement. Subject to the terms and conditions of this Agreement, as of or prior to the First Effective Time, Newco will enter into a Rights Agreement substantially in the form attached hereto as Exhibit C, with such changes as may be mutually agreed upon by Meritor and Arvin.

                  SECTION 2.11 Tax Consequences. It is intended that each of the First Step Merger and the Second Step Merger shall constitute a "reorganization" within the meaning of Section 368(a) of the Code and that this Agreement shall constitute a "plan of reorganization" for the purposes of Sections 354 and 361 of the Code.

                  SECTION 2.12 Officers. At the Effective Time, Larry D. Yost shall be Chairman of the Board and Chief Executive Officer of the Combined Company and V. William

Hunt shall be Vice Chairman and President of the Combined Company and otherwise the initial officers of the Combined Company shall be those individuals set forth in Exhibit D or as Meritor and Arvin shall otherwise agree prior to the Effective Time, and such officers shall hold office until their respective successors are duly elected and qualified, or their earlier death, resignation or removal. Contemporaneously with the execution and delivery of this Agreement, Arvin, Newco and Mr. Hunt are entering into an employment agreement dated as of the date hereof, to be effective and binding on the Combined Company as of the Effective Time. On or before the Effective Time, it is intended that offer letters on substantially the terms set forth in Exhibit E will be extended by Newco to each of the officers as set forth in the Schedule to such Exhibit E (which Schedule lists each officer's name and position), each such offer letter to be effective and binding on the Combined Company as of the Effective Time.

                  SECTION 2.13 Board of Directors. From and after the Effective Time, until duly changed in compliance with Applicable Laws, the Newco Articles and the Newco By-Laws:

                  (a) The Board of Directors of the Combined Company (the "Board") shall consist of 19 persons, including (i) 9 persons (including Mr.
Yost) to be named by the Board of Directors of Meritor, (ii) 9 persons (including Mr. Hunt) to be named by the Board of Directors of Arvin and (iii) Martin D. Walker (or, if Mr. Walker is unavailable, another person to be selected prior to the Effective Time by the Chairman and Chief Executive Officer of Meritor and the Chairman and Chief Executive Officer of Arvin). The directors named by Meritor and Arvin shall be allocated among the classes of the Board as shall be agreed between Meritor and Arvin prior to the Effective Time. It is the current intention of Meritor and Arvin that the Board shall be reduced to approximately 12 directors within a reasonable period following the Effective Time in such manner as the Board shall determine.

                  (b) The Audit Committee of the Board shall be comprised of three members of the Board selected prior to the Effective Time by the Board of Directors of Meritor and three members of the Board (one of whom shall be chairman) selected prior to the Effective Time by the Board of Directors of Arvin. The Board Composition Committee of the Board shall be comprised of three members of the Board (one of whom shall be chairman), selected prior to the Effective

Time by the Board of Directors of Meritor, three members of the Board selected prior to the Effective Time by the Board of Directors of Arvin, and Mr. Walker (or if Mr. Walker is unavailable, another director to be selected prior to the Effective Time by the Chairman of the Board and Chief Executive Officer of Meritor and the Chairman and Chief Executive Officer of Arvin). The Compensation & Management Development Committee of the Board shall be comprised of three members of the Board (one of whom shall be chairman) selected prior to the Effective Time by the Board of Directors of Meritor and three members of the Board selected prior to the Effective Time by the Board of Directors of Arvin. The Environmental & Social Responsibility Committee of the Board shall be comprised of three members of the Board selected prior to the Effective Time by the Board of Directors of Meritor and three members of the Board (one of whom shall be chairman) selected prior to the Effective Time by the Board of Directors of Arvin.

                  SECTION 2.14 Name; Corporate Offices. (a) At the Effective Time, the name of the Combined Company shall be "ArvinMeritor, Inc."

                  (b) At the Effective Time, the location of the headquarters and principal executive offices of the Combined Company shall be that of the headquarters and principal executive offices of Meritor as the date of this Agreement.

                  SECTION 2.15 Dividends. It is the intention of Meritor and Arvin that the Combined Company will, subject to the determination of the Board, declare and pay regular quarterly dividends in respect of outstanding shares of Newco Common Stock at a level approximately equivalent to Arvin's current regular quarterly dividend.

                  SECTION 2.16 Fiscal Year. It is the intention of Meritor and Arvin that the fiscal year of the Combined Company will end on September 30 of each year.


                                   ARTICLE III


                               EXCHANGE OF SHARES


                  SECTION 3.1 Newco to Make Shares and Cash Available. From time to time at, prior to or after the Effective Time, Newco shall deposit, or shall cause to be deposited, with a bank or trust company reasonably acceptable to each of Meritor and Arvin (the "Exchange Agent"), for the benefit of the holders of the Meritor Certificates and Arvin Certificates (collectively, "Certificates"), for exchange in accordance with this Article III (and at the times necessary to make payments in respect of exchanges in accordance with this Article III), certificates representing the shares of Newco Common Stock to be issued pursuant to Section
1.4 and Section 2.5 and cash representing the Arvin Cash Consideration to be paid pursuant to Section 2.5, in each case to be paid pursuant to Section 3.2(a) in exchange for Certificates (such certificates for shares of Newco Common Stock, together with any dividends or distributions with respect thereto, and cash representing the Arvin Cash Consideration to be paid pursuant to Section 2.5, the "Exchange Fund").

                  SECTION 3.2 Exchange of Shares. (a) As soon as reasonably practicable after the Effective Time, the Exchange Agent shall mail to each holder of record of one or more Certificates a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent, and which shall be in customary form and have such other provisions as Newco may reasonably request) and instructions for use in effecting the surrender of Certificates in exchange for certificates representing the shares of Newco Common Stock (and, (i) in the case of Meritor Certificates, any cash in lieu of fractional shares and (ii) in the case of Arvin Certificates, the Arvin Cash Consideration) into which the shares of Meritor Common Stock or Arvin Common Stock, as applicable, formerly represented by such Certificate or Certificates shall have been converted pursuant to this Agreement. Upon proper surrender of a Certificate for exchange and cancellation to the Exchange Agent, together with such properly completed letter of transmittal, duly executed, and such other documents as may reasonably be required by the Exchange Agent, the holder of such Certificate shall be entitled to receive in exchange therefor, as applicable, (i) the number of shares of Newco Common Stock (which shall be in uncertificated book-entry form unless a physical certificate is requested) representing that number of whole shares of Newco Common Stock to which such holder shall have become entitled pursuant to the provisions of Article II and
(ii)(x) in the case of Meritor Certificates, a check representing the amount of any cash in lieu of fractional shares that such holder has the right to receive in respect of the Meritor Certificate surrendered pursuant to the provisions of this Article III and (y) in the case of Arvin Certificates, a check representing the amount of Arvin Cash Consideration to which such holder shall have become entitled pursuant to the provisions of Article II, and the Certificate so surrendered shall forthwith be canceled. No interest will be paid or accrued on any cash in lieu of fractional shares, Arvin Cash Consideration or on any unpaid dividends and distributions payable to holders of Certificates.

                  (b) No dividends or other distributions declared or made with respect to Newco Common Stock shall be paid to the holder of any unsurrendered Certificate (and, (i) in the case of Meritor Certificates, no cash payment in lieu of fractional shares of Newco Common Stock shall be paid to any such holder pursuant to Section 3.2(e) and, (ii) in the case of Arvin Certificates, no Arvin Cash Consideration shall be paid to any such holder) until the holder thereof shall surrender such Certificate in accordance with this Article III. Subject to the effect of Applicable Laws, following surrender of any Certificate, there shall be paid to the holder of shares of Newco Common Stock issuable in exchange therefor, without interest, (a) promptly after the time of such surrender, the amount of any cash payable in lieu of fractional shares of Newco Common Stock to which such holder is entitled pursuant to Section 3.2(e), the amount of Arvin Cash Consideration to which such holder is entitled pursuant to Article II and the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such whole shares of Newco Common Stock and (b) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time but prior to such surrender and a payment date subsequent to such surrender payable with respect to such shares of Newco Common Stock.

                  (c) If any certificate representing shares of Newco Common Stock is to be issued in a name other than that in which the Certificate surrendered in exchange therefor is registered, it shall be a condition of the issuance thereof (and to the payment of any cash required to be paid in exchange for such Certificate pursuant to Section 3.2(a)) that the Certificate so surrendered shall be properly endorsed (or accompanied by an appropriate instrument of transfer) and otherwise in proper form for transfer, and that the person requesting such exchange shall pay to the Exchange Agent in advance any transfer or other taxes required by reason of the issuance of a certificate representing shares of Newco Common Stock in any name other than that of the registered holder of the Certificate surrendered (or by reason of payment of cash required to be paid in exchange for such Certificate pursuant to Section 3.2(a) other than to the registered holder of the Certificate surrendered), or required for any other reason, or shall establish to the satisfaction of the Exchange Agent that such tax has been paid or is not payable.

                  (d) After the First Effective Time, there shall be no transfers on the stock transfer books of Meritor of the shares of Meritor Common Stock that were issued and outstanding immediately prior to the First Effective Time. After the Effective Time, there shall be no transfers on the stock transfer books of Arvin of the shares of Arvin Common Stock that were issued and outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented for transfer to the Exchange Agent, they shall be canceled and exchanged for certificates representing shares of Newco Common Stock (and (i) in case of Meritor Certificates, any cash in lieu of fractional shares and (ii) in the case of Arvin Certificates, the applicable Arvin Cash Consideration) as provided in this Article III.

                  (e) (i) Notwithstanding anything to the contrary contained herein, no certificates or scrip representing fractional shares of Newco Common Stock or book-entry credit of the same shall be issued upon the surrender for exchange of Meritor Certificates, no dividend or distribution with respect to Newco Common Stock shall be payable on or with respect to any fractional share, and such fractional share interests shall not entitle the owner thereof to vote or to any other rights of a stockholder of Newco. In lieu of the issuance of any such fractional share, Newco shall pay to each holder of Meritor Certificates who otherwise would be entitled to receive such fractional share an amount in cash determined in the manner provided in clauses (ii) and (iii) of this Section 3.2(e).

                  (ii) As promptly as practicable following the Effective Time, the Exchange Agent shall determine the excess of (x) the number of full shares of Newco Common Stock delivered to the Exchange Agent by Newco pursuant to
Section 3.1 for issuance to holders of Meritor Certificates pursuant to Section
1.4 over (y) the aggregate number of full shares of Newco Common Stock to be distributed to holders of Meritor Certificates pursuant to this Section 3.2 (such excess being herein referred to as the "Excess Meritor Shares"). As soon after the Effective Time as practicable, the Exchange Agent, as agent for such holders of Meritor Certificates, shall sell the Excess Meritor Shares at then prevailing prices on the NYSE, all in the manner provided in clause (iii) of this Section 3.2(e).

                 (iii) The sale of the Excess Meritor Shares by the Exchange Agent shall be executed on the NYSE through one or more member firms of the NYSE and shall be executed in round lots to the extent practicable. Until the net proceeds of any such sale or sales have been distributed to the holders of Meritor Certificates, the Exchange Agent will hold such proceeds in trust for such holders as part of the Exchange Fund. Newco shall pay all commissions, transfer taxes and other out-of-pocket transaction costs of the Exchange Agent incurred in connection with such sale or sales of Excess Meritor Shares. In addition, Newco shall pay the Exchange Agent's compensation and expenses in connection with such sale or sales. The Exchange Agent shall determine the portion of such net proceeds to which each holder of Meritor Certificates shall be entitled, if any, by multiplying the amount of the aggregate net proceeds by a fraction, the numerator of which is the amount of the fractional share interest to which such holder of Meritor Certificates is entitled (after taking into account all Meritor Certificates then held by such holder) and the denominator of which is the aggregate amount of fractional share interests to which all holders of Meritor Certificates are entitled. As soon as practicable after the determination of the amount of cash, if any, to be paid to holders of Meritor Certificates with respect to any fractional share interests, the Exchange Agent shall promptly pay such amounts to such holders of Meritor Certificates subject to and in accordance with this Section 3.2.

                  (f) Any portion of the Exchange Fund that remains unclaimed by holders of Certificates for twelve months after the Effective Time shall be paid to the Combined Company, and any holders of Certificates who have not theretofore complied with this Article III shall thereafter look only to Newco for payment of the shares of Newco Common Stock, cash in lieu of any fractional shares (in the case of Meritor Certificates), the Arvin Cash Consideration (in the case of Arvin Certificates), and any unpaid dividends and distributions on the Newco Common Stock deliverable in respect of each share of Meritor Common Stock or Arvin

Common Stock formerly represented by such Certificate as determined pursuant to this Agreement, without any interest thereon. Any such portion of the Exchange Fund remaining unclaimed by holders of Certificates five years after the Effective Time (or such earlier date immediately prior to such time as such amounts would otherwise escheat to or become property of any Governmental Entity (as defined in Section 4.1(c)(iii)) shall, to the extent permitted by Applicable Laws, become the property of Newco free and clear of any claims or interest of any Person previously entitled thereto.

                  (g) None of Newco, Meritor, Arvin, the Exchange Agent or any other Person shall be liable to any holder of Certificates for any amount delivered in good faith to a public official pursuant to applicable abandoned property, escheat or similar Applicable Laws.

                  (h) The Exchange Agent shall invest any cash included in the Exchange Fund, as directed by Newco, on a daily basis. Any interest and other income resulting from such investments shall be paid to the Combined Company promptly upon request by the Combined Company.

                  (i) In the event any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed, the posting by such Person of a bond in such amount as Newco may determine is reasonably necessary as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent will issue in exchange for such lost, stolen or destroyed Certificate the shares of Newco Common Stock (and (i) in the case of Meritor Certificates, any cash in lieu of fractional shares and (ii) in the case of Arvin Certificates, the Arvin Cash Consideration) deliverable in respect thereof pursuant to this Agreement.

                  SECTION 3.3 Affiliates. Notwithstanding anything to the contrary herein, to the fullest extent permitted by law, no certificates representing shares of Newco Common Stock or cash shall be delivered to a Person who may be deemed an "affiliate" of Arvin in accordance with Section 6.13(a) hereof or Meritor in accordance with Section 6.13(b) hereof, as the case may be, for purposes of Rule 145 under the Securities Act of 1933, as amended (the "Securities Act"), until such Person has executed and delivered an Arvin Affiliate Agreement (as defined in

Section 6.13(a)) pursuant to Section 6.13(a) or a Meritor Affiliate Agreement (as defined in Section 6.13(b)) pursuant to Section 6.13(b), as the case may be.

                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES

                  SECTION 4.1 Representations and Warranties of Arvin. Except as set forth in the Arvin Disclosure Schedule delivered by Arvin to Meritor prior to the execution of this Agreement (the "Arvin Disclosure Schedule") (each section of which qualifies the correspondingly numbered representation and warranty or covenant of Arvin to the extent specified therein), Arvin represents and warrants to Meritor and Newco as follows:

                  (a) Organization, Standing and Power; Subsidiaries. (i) Each of Arvin and each of its Subsidiaries is a corporation or other organization duly organized, validly existing and in good standing (where applicable) under the laws of its jurisdiction of incorporation or organization, has the requisite power and authority to own, lease and operate its properties and to carry on its business as now being conducted and as it will be conducted through the Effective Time, except where the failure to be so organized, existing and in good standing or to have such power and authority, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on Arvin, and is duly qualified and in good standing to do business in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification necessary, other than in such jurisdictions where the failure so to qualify or to be in good standing, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on Arvin. The copies of the articles of incorporation and bylaws of Arvin which were previously furnished or made available to Meritor are true, complete and correct copies of such documents as in effect on the date of this Agreement.

                  (ii) Exhibit 21 to Arvin's Annual Report on Form 10-K for the year ended January 2, 2000 includes all the Subsidiaries of Arvin which as of the date of this Agreement are Significant Subsidiaries (as defined in Rule 1-02 of Regulation S-X of the Securities and Exchange

Commission (the "SEC")). All the outstanding shares of capital stock of, or other equity interests in, each such Significant Subsidiary have been validly issued and are fully paid and nonassessable and are owned directly or indirectly by Arvin, free and clear of all material pledges, claims, liens, charges, encumbrances and security interests of any kind or nature whatsoever (collectively "Liens") and free of any other material restriction (including any restriction on the right to vote, sell or otherwise dispose of such capital stock or other equity interests). None of Arvin or any of its Subsidiaries directly or indirectly owns any equity or similar interest in, or any interest convertible into or exchangeable or exercisable for, any corporation, partnership, joint venture or other business association or entity (other than Subsidiaries), that is or would reasonably be expected to be material to Arvin and its Subsidiaries taken as a whole.

                  (b) Capital Structure. (i) The authorized capital stock of Arvin consists of 50,000,000 shares of Arvin Common Stock and 8,978,058 shares of preferred stock, no par value, 250,000 of which are designated as "Series C Junior Participating Preferred Shares" and 2,300,000 of which are designated as "$3.75 Convertible Exchangeable Preferred Shares" (collectively, the "Arvin Preferred Stock"). As of March 31, 2000, (i) 25,645,326 shares of Arvin Common Stock and (ii) no shares of Arvin Preferred Stock were issued and outstanding. As of March 31, 2000, 2,148,287 shares of Arvin Common Stock were reserved for issuance upon exercise of options outstanding under Arvin Stock Plans. As of March 31, 2000, 1,879,621 shares of Arvin Common Stock were held as treasury shares. Since March 31, 2000 to the date of this Agreement, no shares of the capital stock of Arvin or any other securities of Arvin have been issued other than shares of Arvin Common Stock (and accompanying Arvin Rights (as defined below)) issued pursuant to options or rights outstanding as of March 31, 2000 under the Arvin Stock Plans. All issued and outstanding shares of the capital stock of Arvin are duly authorized, validly issued, fully paid and nonassessable, and no class of capital stock is entitled to preemptive rights. There are outstanding as of the date hereof no options, warrants or other rights to acquire capital stock from Arvin other than (x) rights (the "Arvin Rights") distributed to the holders of Arvin Common Stock pursuant to the Arvin Rights Agreement (as defined in Section 4.1(l)), (y) options and other rights to acquire Arvin Common Stock from Arvin ("Arvin Stock Options") representing in the aggregate the right to purchase 2,148,287 shares of Arvin Common Stock granted under the Arvin Industries, Inc. 1988 Stock Benefit Plan; the Arvin Industries, Inc. 1998 Stock Benefit Plan; and the Arvin Industries, Inc. Employee Stock Benefit Plan (collectively, the "Arvin Stock Plans") and (z) the rights set forth in the Arvin Stock Option Agreement. Section 4.1(b) of the Arvin Disclosure Schedule sets forth a complete and correct list as of the date hereof of all outstanding Arvin Stock Options and the exercise price thereof.

                  (ii) No bonds, debentures, notes or other indebtedness of Arvin having the right to vote on any matters on which stockholders of Arvin may vote ("Arvin Voting Debt") are issued or outstanding.

                 (iii) Except as otherwise set forth in this Section 4.1(b), as of the date of this Agreement, there are no securities, options, warrants, calls, rights, commitments, agreements, arrangements or undertakings of any kind to which Arvin or any of its Subsidiaries is a party or by which any of them is bound obligating Arvin or any of its Subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or other voting securities of Arvin or any of its Subsidiaries or obligating Arvin or any of its Subsidiaries to issue, grant, extend or enter into any such security, option, warrant, call, right, commitment, agreement, arrangement or undertaking. As of the date of this Agreement, there are no outstanding obligations of Arvin or any of its Subsidiaries to repurchase, redeem or otherwise acquire any shares of capital stock of Arvin or any of its Subsidiaries.

                  (c) Authority; No Conflicts. (i) Arvin has all requisite corporate power and authority to enter into this Agreement and the Stock Option Agreements and to consummate the transactions contemplated hereby and thereby, subject, in the case of the consummation of the Merger, to the approval of this Agreement by the Required Arvin Vote (as defined in Section 4.1(g)). The execution and delivery of this Agreement and the Stock Option Agreements by Arvin and the consummation by Arvin of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of Arvin, subject in the case of the consummation of the Merger, to the approval of this Agreement by the Required Arvin Vote. This Agreement and the Stock Option Agreements have been duly executed and delivered by Arvin and, assuming the due authorization and valid execution and delivery by each of Meritor and (if applicable) Newco, constitute valid and binding agreements of Arvin, enforceable against Arvin in accordance with their respective terms, except as may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium and similar Applicable Laws relating to or affecting creditors generally or by general equity principles (regardless of whether such enforceability is considered in a proceeding in equity or at law).

                  (ii) The execution and delivery of this Agreement and the Stock Option Agreements by Arvin do not, and the consummation by Arvin of the Merger and the other transactions contemplated hereby and thereby will not, conflict with, or result in any breach or violation of, or constitute a default (with or without notice or lapse of time, or both) under, or give rise to a right of, or result by its terms in the termination, amendment, cancellation or acceleration of any obligation or the loss of a material benefit under, or the creation of a Lien, charge, "put" or "call" right or other encumbrance on, or the loss of, any assets (any such conflict, breach, violation, default, right of termination, amendment, cancellation or acceleration, loss or creation, a "Violation") pursuant to: (A) any provision of the articles of incorporation or bylaws or similar organizational document of Arvin or any Significant Subsidiary of Arvin or (B) except as, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on Arvin or, to the Knowledge of Arvin, Newco following the Merger, subject to obtaining or making the Arvin Necessary Consents (as defined in paragraph (iii) below), any loan or credit agreement, note, instrument, mortgage, bond, indenture, lease, benefit plan or other contract, agreement or obligation (a "Contract") to which Arvin or any of its Subsidiaries is a party or by which any of them or any of their respective properties or assets is bound, or any permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Arvin or any Subsidiary of Arvin or their respective properties or assets.

                 (iii) No consent, approval, order or authorization of, or registration, declaration or filing with, any supranational, national, state, municipal, local or foreign government, any instrumentality, subdivision, court, administrative agency or commission or other authority thereof, or any quasi-governmental or private body exercising any regulatory, taxing, importing or other governmental or quasi-governmental authority (a "Governmental Entity") or any other Person, is required by or with respect to Arvin or any Subsidiary of Arvin in connection with the execution and delivery of this Agreement and the Stock Option Agreements by Arvin or the consummation by Arvin of the Merger and the other transactions contemplated hereby and thereby, except for those required under or in relation to (A) the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), (B) state securities or "blue sky" laws, (C) the Securities Act, (D) the Exchange Act, (E) the IBCL with respect to the filing of the applicable articles of merger with the Indiana Secretary, (F) the rules and regulations of the NYSE,
(G) antitrust or other competition laws of other jurisdictions, and (H) such consents, approvals, orders, authorizations, registrations, declarations and filings the failure of which to make or obtain, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on Arvin. Consents, approvals, orders, authorizations, registrations, declarations and filings required under or in relation to any of the foregoing clauses (A) through (G) are hereinafter referred to as "Arvin Necessary Consents".

                  (d) Reports and Financial Statements. (i) Each of Arvin and its Subsidiaries has filed all registration statements, prospectuses, reports, schedules, forms, statements and other documents required to be filed by it with the SEC since January 1, 1998 (collectively, including all exhibits thereto, the "Arvin SEC Reports"). No Subsidiary of Arvin is required to file any form, report, registration statement, prospectus or other document with the SEC. None of the Arvin SEC Reports, as of their respective dates (or, if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing) contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Each of the financial statements (including the related notes) included in the Arvin SEC Reports fairly presents, in all material respects, the consolidated financial position and consolidated results of operations and cash flows of Arvin and its consolidated Subsidiaries as of the respective dates or for the respective periods set forth therein, all in conformity with generally accepted accounting principles ("GAAP") consistently applied during the periods involved except as otherwise noted therein, and subject, in the case of unaudited interim financial statements, to normal and recurring year-end adjustments that have not been and are not expected to be material in amount. All Arvin SEC Reports, as of their respective dates (and as of the date of any amendment to the respective Arvin SEC Report), complied as to form in all material respects with the applicable requirements of the Securities Act and the Exchange Act and the rules and regulations promulgated thereunder.

                  (ii) Except as disclosed in the Arvin SEC Reports filed and publicly available prior to the date hereof (the "Arvin Filed SEC Reports"), since January 2, 2000, Arvin and its Subsidiaries have not incurred any liabilities that are of a nature that would be required to be disclosed on a balance sheet of Arvin and its Subsidiaries or the footnotes thereto prepared in conformity with GAAP, other than (A) liabilities incurred in the ordinary course of business or (B) liabilities that, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on Arvin.

                  (e) Information Supplied. (i) None of the information supplied or to be supplied by Arvin for inclusion or incorporation by reference in (A) the Form S-4 (as defined in Section 6.1(a)) will, at the time the Form S-4 is filed with the SEC, at any time it is amended or supplemented or at the time it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading and (B) the Joint Proxy Statement/Prospectus (as defined in Section 6.1(a)) will, on the date it is first mailed to Meritor stockholders or Arvin stockholders or at the time of the Meritor Stockholders Meeting or the Arvin Stockholders Meeting (each as defined in Section 6.1), contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The Form S-4 and the Joint Proxy Statement/Prospectus will comply as to form in all material respects with the requirements of the Exchange Act and the Securities Act and the rules and regulations of the SEC thereunder.

                  (ii) Notwithstanding the foregoing provisions of this Section 4.1(e), no representation or warranty is made by Arvin with respect to statements made or incorporated by reference in the Form S-4 or the Joint Proxy Statement/Prospectus based on information supplied by Meritor or Newco for inclusion or incorporation by reference therein.

                  (f) Board Approval. The Board of Directors of Arvin, by resolutions duly adopted by unanimous vote of those present at a meeting duly called and held and, other than as provided for in Section 6.5, not subsequently rescinded or modified in any way, has duly (i) determined that this Agreement and the Merger are advisable and in the best interests of Arvin and its stockholders, (ii) approved this Agreement, the Stock Option Agreements and the Merger, (iii) resolved to recommend that the stockholders of Arvin adopt this Agreement and approve the Merger and directed that the Merger and this Agreement be submitted for consideration by Arvin's stockholders at the Arvin Stockholders Meeting, (iv) taken all other action necessary to render (A) the limitations on business combinations contained in Chapter 42 and Chapter 43 of the IBCL (or any similar provision), (B) the supermajority stockholder voting requirements of
Article 11 of the articles of incorporation of Arvin and (C) the provisions of
Section 6.13(a) through (c) of the Restated Arvin Retirement Plan for Salaried Employees inapplicable to the transactions contemplated hereby and (v) taken all action necessary to terminate the Employee Stock Benefit Trust dated as of December 20, 1996, as amended and restated on February 18, 1999 (the "Arvin SECT"), between Arvin and The Northern Trust Company, as trustee, effective immediately prior to the Effective Time, and to cause all shares of Arvin Common Stock in the Arvin SECT to be surrendered to Arvin (solely in consideration for repayment of amounts due under a promissory note in favor of Arvin) and canceled so that none of such shares is issued and outstanding as of the Effective Time. To the Knowledge of Arvin, except for the limitations on business combinations contained in Chapter 42 and Chapter 43 of the IBCL (which have been rendered inapplicable) and Section 203 of the DGCL, no state takeover statute is applicable or purports to be applicable to the Merger, the Arvin Stock Option Agreement or the other transactions contemplated hereby or thereby.

                  (g) Vote Required. The affirmative vote of the holders of a majority of the outstanding shares of Arvin

Common Stock (the "Required Arvin Vote") to approve this Agreement and the Merger is the only vote of the holders of any class or series of Arvin capital stock necessary to approve or adopt this Agreement and the Merger and the other transactions contemplated hereby.

                  (h) Litigation; Compliance with Laws. (i) Except as set forth in the Arvin Filed SEC Reports, there is no suit, action, proceeding or regulatory investigation pending or, to the Knowledge of Arvin, threatened, against or affecting Arvin or any Subsidiary of Arvin or any property or asset of Arvin or any Subsidiary of Arvin which, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect on Arvin, nor is there any judgment, decree, injunction, rule or order of any Governmental Entity or arbitrator outstanding against Arvin or any Subsidiary of Arvin which, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect on Arvin.

                  (ii) Except as, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on Arvin, Arvin and its Subsidiaries hold all permits, licenses, franchises, variances, exemptions, orders and approvals of all Governmental Entities which are necessary for the operation of the businesses of Arvin and its Subsidiaries, taken as a whole (the "Arvin Permits"), and no suspension or cancellation of any of the Arvin Permits is pending or, to the Knowledge of Arvin, threatened, except for suspensions or cancellations which, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on Arvin. Arvin and its Subsidiaries are in compliance with the terms of the Arvin Permits, except where the failure so to comply, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on Arvin. None of Arvin or any of its Subsidiaries is in violation of, and Arvin and its Subsidiaries have not received any notices of violations with respect to, any Applicable Laws, except for violations which, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on Arvin.

                  (i) Absence of Certain Changes or Events. Except as set forth in the Arvin Filed SEC Reports, since January 2, 2000, Arvin and its Subsidiaries have conducted their business only in the ordinary course, consistent with past practice, and there has not been any change, circumstance, event or development which, individually or in the aggregate, has had, or would reasonably be expected to have, a Material Adverse Effect on Arvin. Since January 2, 2000 through the date of this Agreement, none of Arvin or any of its Subsidiaries has taken any action that, if taken during the period from the date of this Agreement through the Effective Time, would constitute a breach of
Section 5.1.

                  (j) Environmental Matters. Except as set forth in the Arvin Filed SEC Reports and except as, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on Arvin, (i) the operations of Arvin and its Subsidiaries have been and are in compliance with all Environmental Laws (as defined below) and with all Arvin Permits required by Environmental Laws, (ii) there are no pending or, to the Knowledge of Arvin, threatened, actions, suits, claims, investigations or other proceedings (collectively, "Actions") under or pursuant to Environmental Laws against Arvin or its Subsidiaries or involving any real property currently or, to the Knowledge of Arvin, formerly owned, operated or leased by Arvin or its Subsidiaries and (iii) Arvin and its Subsidiaries are not subject to any Environmental Liabilities (as defined below), and, to the Knowledge of Arvin, no facts, circumstances or conditions relating to, arising from, associated with or attributable to any real property currently or, to the Knowledge of Arvin, formerly owned, operated or leased by Arvin or its Subsidiaries or operations thereon would reasonably be expected to result in Environmental Liabilities.

                  As used in this Agreement, "Environmental Laws" means any and all foreign, federal, state, local or municipal laws, rules, orders, regulations, statutes, ordinances, codes, decisions, injunctions, orders, decrees, requirements of any Governmental Entity, any and all common law requirements, rules and bases of liability regulating, relating to or imposing liability or standards of conduct concerning pollution, Hazardous Materials (as defined below) or protection of human health, safety or the environment, as in effect on or prior to the Closing Date and includes the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. Section 9601 et seq., the Hazardous Materials Transportation Act, 49 U.S.C. Section 1801 et seq., the Resource Conservation and Recovery Act, 42 U.S.C. Section 6901 et seq., the Clean Water Act, 33 U.S.C. Section 1251 et seq., the Clean Air Act, 33 U.S.C. Section 2601 et seq., the Toxic Substances Control Act,

15 U.S.C. Section 2601 et seq., Occupational Safety and Health Act 29 U.S.C.
Section 651 et seq. and the Oil Pollution Act of 1990, 33 U.S.C. Section 2701 et seq., as such laws have been amended or supplemented, and the regulations promulgated pursuant thereto, and all analogous state or local statutes. As used in this Agreement, "Environmental Liabilities" with respect to any Person means any and all liabilities of or relating to such Person or any of its Subsidiaries (including any entity which is, in whole or in part, a predecessor of such Person or any of such Subsidiaries), whether vested or unvested, contingent or fixed, actual or potential, known or unknown, which (i) arise under or relate to matters covered or regulated by, or for which liability is imposed under, Environmental Laws and (ii) relate to actions occurring or conditions existing on or prior to the Closing Date. As used in this Agreement, "Hazardous Materials" means any hazardous or toxic substances, materials or wastes, defined, listed, classified or regulated as such in or under any Environmental Laws and which includes petroleum, petroleum products, friable asbestos, urea formaldehyde and polychlorinated biphenyls.

                  (k) Intellectual Property. Except as set forth in the Arvin Filed SEC Reports and except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Arvin: (i) Arvin and each of its Subsidiaries owns, or is licensed to use (in each case, free and clear of any Liens), all Intellectual Property (as defined below) used in or necessary for the conduct of its business as currently conducted; (ii) to the Knowledge of Arvin, the use of any Intellectual Property by Arvin and its Subsidiaries does not infringe on or otherwise violate the rights of any Person;
(iii) the use of the Intellectual Property is in accordance with any applicable license pursuant to which Arvin or any Subsidiary acquired the right to use any Intellectual Property; (iv) to the Knowledge of Arvin, no Person is challenging, infringing on or otherwise violating any right of Arvin or any of its Subsidiaries with respect to any Intellectual Property owned by and/or licensed to Arvin or its Subsidiaries; and (v) neither Arvin nor any of its Subsidiaries has any Knowledge of any pending claim, order or proceeding with respect to any Intellectual Property used by Arvin and its Subsidiaries and, to the Knowledge of Arvin, no Intellectual Property owned and/or licensed by Arvin or its Subsidiaries is being used or enforced in a manner that would reasonably be expected to result in the abandonment, cancellation or unenforceability of such Intellectual Property. For purposes of this Agreement, "Intellectual Property" shall mean trademarks, service marks, brand names, certification marks, trade dress and other indications of origin, the goodwill associated with the foregoing and registrations in any jurisdiction of, and applications in any jurisdiction to register, the foregoing, including any extension, modification or renewal of any such registration or application; inventions, discoveries and ideas, whether patentable or not, in any jurisdiction; patents, applications for patents (including, without limitation, divisions, continuations, continuations in part and renewal applications), and any renewals, extensions or reissues thereof, in any jurisdiction; nonpublic information, trade secrets and confidential information and rights in any jurisdiction to limit the use or disclosure thereof by any Person; writings and other works, whether copyrightable or not, in any jurisdiction; and registrations or applications for registration of copyrights in any jurisdiction, and any renewals or extensions thereof; and any similar intellectual property or proprietary rights.

                  (l) Arvin Rights Agreement. Arvin has taken all action necessary or appropriate so that the execution of this Agreement and the Arvin Option Agreement and consummation of the transactions contemplated hereby and thereby do not and will not result in the ability of any Person to exercise any Arvin Rights under the Rights Agreement dated as of May 29, 1986, as amended, between Arvin and Harris Trust & Savings Bank, as Rights Agent (the "Arvin Rights Agreement"), or enable or require such Arvin Rights to separate from the shares of Arvin Common Stock to which they are attached or to be triggered or become exercisable. Copies of the Arvin Rights Agreement, and all amendments thereto, have previously been provided to Meritor.

                  (m) Brokers or Finders. No agent, broker, investment banker, financial advisor or other firm or Person is or will be entitled to any broker's or finder's fee or any other similar commission or fee in connection with any of the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Arvin, except Merrill Lynch & Co., Inc. (the "Arvin Financial Advisor") and Lehman Brothers, whose fees and expenses will be paid by Arvin in accordance with Arvin's agreements with such firms.

                  (n) Opinion of Arvin Financial Advisor. Arvin has received the opinion of the Arvin Financial Advisor, dated the date of this Agreement, to the effect that, as of such date, the Arvin Merger Consideration is fair, from a financial point of view, to Arvin's stockholders.

                  (o) Taxes. (i) Each of Arvin and its Subsidiaries has timely filed or has caused to be timely filed all material Tax returns or reports required to be filed by it and all such returns and reports are complete and correct in all material respects, or requests for extensions to file such returns or reports have been timely filed, granted and have not expired, except to the extent that such failures to file, to be complete or correct or to have extensions granted that remain in effect, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on Arvin. Arvin and each of its Subsidiaries have paid or caused to be paid all Taxes shown as due on such returns and the most recent financial statements contained in the Arvin Filed SEC Reports reflect an adequate reserve in accordance with GAAP for all Taxes payable by Arvin and its Subsidiaries for all taxable periods and portions thereof accrued through the date of such financial statements.

                  (ii) No deficiencies for any Taxes have been proposed, asserted or assessed in writing against Arvin or any of its Subsidiaries that are not adequately reserved for, except for deficiencies that, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on Arvin. The federal income tax returns of Arvin and each of its Subsidiaries consolidated in such returns for tax years through 1994 have closed by virtue of the applicable statute of limitations.

                 (iii) None of Arvin or any of its Subsidiaries has taken any action, and Arvin has no Knowledge of any fact, agreement, plan or other circumstance, that is reasonably likely to prevent either the First Step Merger or the Second Step Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code.

                  (iv) Arvin and its Subsidiaries are not a party to any Tax sharing or Tax indemnity agreements (other than agreements between or among Arvin and its Subsidiaries).

                   (v) Within the past five years, none of Arvin or any of its Subsidiaries has been a "distributing corporation" or a "controlled corporation" in a distribution intended to qualify under Section 355(a) of the Code.

                  (vi) Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Arvin, none of Arvin or any of its Subsidiaries is obligated to make any payments, or is a party to any contract that could obligate it to make any payments, that would not be deductible by reason of Section 162(m) or 280G of the Code.

                 (vii) None of Arvin or any of its Subsidiaries has agreed to make, nor is required to make, any material adjustment under Section 481(a) of the Code or any similar provision of state, local or foreign law by reason of a change in accounting methods or otherwise.

                  (p) Certain Contracts. As of the date hereof, none of Arvin or any of its Subsidiaries is a party to or bound by (i) any "material contract" (as such term is defined in Item 601(b)(10) of Regulation S-K of the SEC), (ii) any non-competition agreement or any other agreement or arrangement that limits or otherwise restricts Arvin or any of its Subsidiaries or any of their respective affiliates or any successor thereto, or that would, after the Effective Time, to the Knowledge of Arvin, limit or restrict Newco or any of its affiliates or any successor thereto, from engaging or competing in any line of business or in any geographic area, which agreement or arrangement would reasonably be expected to have a Material Adverse Effect on Newco and its Subsidiaries, taken together, after giving effect to the Merger, (iii) any employee benefit plan, employee contract with a senior executive or any other material contract, any of the benefits of which will be increased, or the vesting of the benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement or (iv) any Contract which would prohibit or materially delay the consummation of the Merger or any of the transactions contemplated by this Agreement. All "material contracts" (as defined in clause
(i) above) set forth in Section 4.1(p) of the Arvin Disclosure Schedule are valid and binding on Arvin and any of its Subsidiaries, as applicable, and in full force and effect except to the extent they have previously expired in accordance with their terms or if the failure to be in full force and effect, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on Arvin. None of Arvin or any of its Subsidiaries (or, to the Knowledge of Arvin, any other party thereto) has violated any provision of, or committed or failed to perform any act which with or without notice, lapse of time or both would constitute a default under the provisions of, any "material contract" (as defined in clause (i) above) set forth in Section 4.1(p) of the Arvin Disclosure Schedule, except in each case for those violations and defaults which, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect on Arvin.

                  (q) Employee Benefits. (i) With respect to each Arvin Plan, except for Arvin Plans the liabilities under which, individually or in the aggregate, would not have a Material Adverse Effect on Arvin, Arvin has made available to Meritor a true, correct and complete copy of: (A) all plan documents, trust agreements, and insurance contracts and other funding vehicles;
(B) the three most recent Annual Reports (Form 5500 Series) and accompanying schedules and exhibits, if any; (C) the current summary plan description and any material modifications thereto, if any (in each case, whether or not required to be furnished under ERISA); (D) the three most recent annual financial reports, if any; (E) the three most recent actuarial reports, if any; (F) the most recent determination letter from the IRS, if any; and (G) the annual compliance testing under Sections 401(a) through 416 of the Code for the three most recently completed plan years.

                  (ii) With respect to each Arvin Employee Benefit Plan, Arvin and its Subsidiaries have complied with, and are now in compliance with, all provisions of ERISA, the Code and all other Applicable Laws and regulations applicable to such Arvin Employee Benefit Plans and each Arvin Employee Benefit Plan has been administered in accordance with its terms, in each case except as would not have a Material Adverse Effect on Arvin. Each Arvin Employee Benefit Plan that is required by ERISA to be funded is fully funded in accordance with reasonable actuarial assumptions except as would not have a Material Adverse Effect on Arvin.

                 (iii) All Arvin Employee Benefit Plans subject to the Applicable Laws of any jurisdiction outside of the United States (A) have been maintained in accordance with all applicable requirements, (B) if they are intended to qualify for special tax treatment meet all requirements for such treatment, and (C) if they are intended to be funded and/or book-reserved are fully funded and/or book-reserved, as appropriate, based upon reasonable actuarial assumptions, in each case except as would not have a Material Adverse Effect on Arvin.

                  (r) Labor Relations. As of the date of this Agreement, (i) none of Arvin or any of its Subsidiaries is a party to any collective bargaining agreement affecting a material number of employees, (ii) except as would not have a Material Adverse Effect on Arvin, no labor organization or group of employees of Arvin or any of its Subsidiaries has made a pending demand for recognition or certification, and there are no representation or certification proceedings or petitions seeking a representation proceeding presently pending or, to the Knowledge of Arvin, threatened to be brought or filed, with the National Labor Relations Board or any other domestic or foreign labor relations tribunal or authority and (iii) except as would not have a Material Adverse Effect on Arvin, there are no organizing activities, strikes, work stoppages, slowdowns, lockouts, arbitrations or grievances, or other labor disputes pending or, to the Knowledge of Arvin, threatened against or involving Arvin or any of its Subsidiaries.

                  (s) Insurance. Arvin maintains insurance coverage with reputable insurers in such amounts and covering such risks as are in accordance with normal industry practice for companies engaged in businesses similar to that of Arvin (taking into account the cost and availability of such insurance).

                  (t) Liens. No Liens exist on any assets of Arvin or any of its Subsidiaries, except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Arvin.

                  SECTION 4.2 Representations and Warranties of Meritor. Except as set forth in the Meritor Disclosure Schedule delivered by Meritor to Arvin prior to the execution of this Agreement (the "Meritor Disclosure Schedule") (each section of which qualifies the correspondingly numbered representation and warranty or covenant of Meritor to the extent specified therein), Meritor represents and warrants to Arvin as follows:

                  (a) Organization, Standing and Power; Subsidiaries. (i) Each of Meritor and each of its

Subsidiaries is a corporation or other organization duly organized, validly existing and in good standing (where applicable) under the laws of its jurisdiction of incorporation or organization, has the requisite power and authority to own, lease and operate its properties and to carry on its business as now being conducted and as it will be conducted through the Effective Time, except where the failure to be so organized, existing and in good standing or to have such power and authority, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on Meritor, and is duly qualified and in good standing to do business in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification necessary, other than in such jurisdictions where the failure so to qualify or to be in good standing, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on Meritor. The copies of the certificate of incorporation and by-laws of Meritor which were previously furnished or made available to Arvin are true, complete and correct copies of such documents as in effect on the date of this Agreement.

                  (ii) Exhibit 21 to Meritor's Annual Report on Form 10-K for the year ended September 30, 1999 includes all the Subsidiaries of Meritor which as of the date of this Agreement are Significant Subsidiaries (as defined in Rule 1-02 of Regulation S-X of the SEC). All the outstanding shares of capital stock of, or other equity interests in, each such Significant Subsidiary have been validly issued and are fully paid and nonassessable and are owned directly or indirectly by Meritor, free and clear of all material Liens and free of any other material restriction (including any restriction on the right to vote, sell or otherwise dispose of such capital stock or other equity interests). None of Meritor or any of its Subsidiaries directly or indirectly owns any equity or similar interest in, or any interest convertible into or exchangeable or exercisable for, any corporation, partnership, joint venture or other business association or entity (other than Subsidiaries), that is or would reasonably be expected to be material to Meritor and its Subsidiaries taken as a whole.

                  (b) Capital Structure. (i) The authorized capital stock of Meritor consists of 350,000,000 shares of Meritor Common Stock and 25,000,000 shares of preferred stock, without par value (the "Meritor Preferred Stock"),

1,000,000 of which are designated as "Series A Junior Participating Preferred Stock". As of March 31, 2000, (i) 62,300,673 shares of Meritor Common Stock and
(ii) no shares of Meritor Preferred Stock were issued and outstanding. As of March 31, 2000, 4,477,438 shares of Meritor Common Stock were reserved for issuance upon exercise of options outstanding under Meritor Stock Plans (as defined below). As of March 31, 2000, 6,818,264 shares of Meritor Common Stock were held as treasury shares. Since March 31, 2000 to the date of this Agreement, no shares of the capital stock of Meritor or any other securities of Meritor have been issued other than shares of Meritor Common Stock (and accompanying Meritor Rights (as defined below)) issued pursuant to options or rights outstanding as of March 31, 2000 under Meritor Stock Plans. All issued and outstanding shares of the capital stock of Meritor are duly authorized, validly issued, fully paid and nonassessable, and no class of capital stock is entitled to preemptive rights. There are outstanding as of the date hereof no options, warrants or other rights to acquire capital stock from Meritor other than (x) rights (the "Meritor Rights") distributed to the holders of Meritor Common Stock pursuant to the Meritor Rights Agreement (as defined in Section 4.2(l)), (y) options and other rights to acquire Meritor Common Stock from Meritor ("Meritor Stock Options") representing in the aggregate the right to purchase 4,477,438 shares of Meritor Common Stock under the Meritor Automotive, Inc. 1997 Long-Term Incentives Plan and the Directors Stock Plan of Meritor Automotive, Inc., as each such plan has been amended (collectively, the "Meritor Stock Plans") and (z) the rights set forth in the Meritor Stock Option Agreement. Section 4.2(b) of the Meritor Disclosure Schedule sets forth a complete and correct list as of the date hereof of all outstanding Meritor Stock Options and the exercise price thereof.

                  (ii) No bonds, debentures, notes or other indebtedness of Meritor having the right to vote on any matters on which stockholders of Meritor may vote ("Meritor Voting Debt") are issued or outstanding.

                 (iii) Except as otherwise set forth in this Section 4.2(b), as of the date of this Agreement, there are no securities, options, warrants, calls, rights, commitments, agreements, arrangements or undertakings of any kind to which Meritor or any of its Subsidiaries is a party or by which any of them is bound obligating Meritor or any of its Subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or other voting securities of Meritor or any of its Subsidiaries or obligating Meritor or any of its Subsidiaries to issue, grant, extend or enter into any such security, option, warrant, call, right, commitment, agreement, arrangement or undertaking. As of the date of this Agreement, there are no outstanding obligations of Meritor or any of its Subsidiaries to repurchase, redeem or otherwise acquire any shares of capital stock of Meritor or any of its Subsidiaries.

                  (c) Authority; No Conflicts. (i) Meritor has all requisite corporate power and authority to enter into this Agreement and the Stock Option Agreements and to consummate the transactions contemplated hereby and thereby, subject, in the case of the consummation of the Merger, to the approval of this Agreement by the Required Meritor Vote (as defined in Section 4.2(g)). The execution and delivery of this Agreement and the Stock Option Agreements by Meritor and the consummation by Meritor of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of Meritor, subject, in the case of the consummation of the Merger, to the approval of this Agreement by the Required Meritor Vote. This Agreement and the Stock Option Agreements have been duly executed and delivered by Meritor and, assuming the due authorization and valid execution and delivery by Arvin, constitute valid and binding agreements of Meritor, enforceable against Meritor in accordance with their respective terms, except as may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium and similar Applicable Laws relating to or affecting creditors generally or by general equity principles (regardless of whether such enforceability is considered in a proceeding in equity or at law).

                  (ii) The execution and delivery of this Agreement and the Stock Option Agreements by Meritor do not, and the consummation by Meritor of the Merger and the other transactions contemplated hereby and thereby will not result in a Violation pursuant to: (A) any provision of the certificate of incorporation or by-laws or similar organizational document of Meritor or any Significant Subsidiary of Meritor or (B) except as, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on Meritor or, to the Knowledge of Meritor, Newco following the Merger, subject to obtaining or making the Meritor Necessary Consents (as defined in paragraph (iii) below), any Contract to which Meritor or any of its Subsidiaries is a party or by which any of them or any of their respective properties or assets is bound, or any permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Meritor or any Subsidiary of Meritor or their respective properties or assets.

                 (iii) No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity or any other Person, is required by or with respect to Meritor or any Subsidiary of Meritor in connection with the execution and delivery of this Agreement and the Stock Option Agreements by Meritor or the consummation by Meritor of the Merger and the other transactions contemplated hereby and thereby, except for those required under or in relation to (A) the HSR Act, (B) state securities or "blue sky" laws, (C) the Securities Act, (D) the Exchange Act, (E) the DGCL and the IBCL with respect to the filing of the applicable articles or certificate of merger with the Delaware Secretary or the Indiana Secretary, (F) the rules and regulations of the NYSE, including with respect to authorization for inclusion of the shares of Newco Common Stock to be issued in the Merger and the transaction contemplated hereby on the NYSE, subject to official notice of issuance, (G) antitrust or other competition laws of other jurisdictions, and
(H) such consents, approvals, orders, authorizations, registrations, declarations and filings the failure of which to make or obtain, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on Meritor. Consents, approvals, orders, authorizations, registrations, declarations and filings required under or in relation to any of the foregoing clauses (A) through (G) are hereinafter referred to as the "Meritor Necessary Consents".

                  (d) Reports and Financial Statements. (i) Each of Meritor and its Subsidiaries has filed all registration statements, prospectuses, reports, schedules, forms, statements and other documents required to be filed by it with the SEC since December 19, 1997 (collectively, including all exhibits thereto, the "Meritor SEC Reports"). No Subsidiary of Meritor is required to file any form, report, registration statement, prospectus or other document with the SEC. None of the Meritor SEC Reports, as of their respective dates (or, if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing) contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Each of the financial statements (including the related notes) included in the Meritor SEC Reports fairly presents, in all material respects, the consolidated financial position and consolidated results of operations and cash flows of Meritor and its consolidated Subsidiaries as of the respective dates or for the respective periods set forth therein, all in conformity with GAAP consistently applied during the periods involved except as otherwise noted therein, and subject, in the case of unaudited interim financial statements, to normal and recurring year-end adjustments that have not been and are not expected to be material in amount. All Meritor SEC Reports, as of their respective dates (and as of the date of any amendment to the respective Meritor SEC Report), complied as to form in all material respects with the applicable requirements of the Securities Act and the Exchange Act and the rules and regulations promulgated thereunder.

                  (ii) Except as disclosed in the Meritor SEC Reports filed and publicly available prior to the date hereof (the "Meritor Filed SEC Reports"), since December 31, 1999, Meritor and its Subsidiaries have not incurred any liabilities that are of a nature that would be required to be disclosed on a balance sheet of Meritor and its Subsidiaries or the footnotes thereto prepared in conformity with GAAP, other than (A) liabilities incurred in the ordinary course of business or (B) liabilities that, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on Meritor.

                  (e) Information Supplied. (i) None of the information supplied or to be supplied by Meritor or Newco for inclusion or incorporation by reference in (A) the Form S-4 will, at the time the Form S-4 is filed with the SEC, at any time it is amended or supplemented or at the time it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and (B) the Joint Proxy Statement/Prospectus will, on the date it is first mailed to Meritor stockholders or Arvin stockholders or at the time of the Meritor Stockholders Meeting or the Arvin Stockholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The Form S-4 and the Joint Proxy Statement/Prospectus will comply as to form in all material respects with the requirements of the Exchange Act and the Securities Act and the rules and regulations of the SEC thereunder.

                  (ii) Notwithstanding the foregoing provisions of this Section 4.2(e), no representation or warranty is made by Meritor with respect to statements made or incorporated by reference in the Form S-4 or the Joint Proxy Statement/Prospectus based on information supplied by Arvin for inclusion or incorporation by reference therein.

                  (f) Board Approval. The Board of Directors of Meritor, by resolutions duly adopted by unanimous vote of those present at a meeting duly called and held and, other than as set forth in Section 6.5, not subsequently rescinded or modified in any way, has duly (i) determined that this Agreement and the Merger are advisable and in the best interests of Meritor and its stockholders, (ii) approved this Agreement, the Stock Option Agreements and the Merger, (iii) resolved to recommend that the stockholders of Meritor adopt this Agreement and approve the Merger and directed that the Merger and this Agreement be submitted for consideration by Meritor's stockholders at the Meritor Stockholders Meeting and (iv) taken all other action necessary to render (A) the limitations on business combinations contained in Section 203 of the DGCL (or any similar provision) and (B) the supermajority stockholder voting requirements of Article Eleventh of the certificate of incorporation of Meritor inapplicable to the transactions contemplated hereby. To the Knowledge of Meritor, except for the limitations on business combinations contained in Section 203 of the DGCL (which have been rendered inapplicable) and Chapter 42 and Chapter 43 of the IBCL, no state takeover statute is applicable or purports to be applicable to the Merger, the Meritor Stock Option Agreement or the other transactions contemplated hereby or thereby.

                  (g) Vote Required. The affirmative vote of the holders of a majority of the outstanding shares of Meritor Common Stock (the "Required Meritor Vote") to approve this Agreement and the Merger is the only vote of the holders of any class or series of Meritor capital stock necessary to approve or adopt this Agreement and the Merger and the other transactions contemplated hereby.

            (h) Litigation; Compliance with Laws. (i) Except as set forth in the Meritor Filed SEC Reports, there is no suit, action, proceeding or regulatory investigation pending or, to the Knowledge of Meritor, threatened, against or affecting Meritor or any Subsidiary of Meritor or any property or asset of Meritor or any Subsidiary of Meritor which, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect on Meritor, nor is there any judgment, decree, injunction, rule or order of any Governmental Entity or arbitrator outstanding against Meritor or any Subsidiary of Meritor which, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect on Meritor.

           (ii) Except as, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on Meritor, Meritor and its Subsidiaries hold all permits, licenses, franchises, variances, exemptions, orders and approvals of all Governmental Entities which are necessary for the operation of the businesses of Meritor and its Subsidiaries, taken as a whole (the "Meritor Permits"), and no suspension or cancellation of any of the Meritor Permits is pending or, to the Knowledge of Meritor, threatened, except for suspensions or cancellations which, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on Meritor. Meritor and its Subsidiaries are in compliance with the terms of the Meritor Permits, except where the failure so to comply, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on Meritor. None of Meritor or any of its Subsidiaries is in violation of, and Meritor and its Subsidiaries have not received any notices of violations with respect to, any Applicable Laws, except for violations which, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on Meritor.

            (i) Absence of Certain Changes or Events. Except as set forth in the Meritor Filed SEC Reports, since December 31, 1999, Meritor and its Subsidiaries have conducted their business only in the ordinary course, consistent with past practice, and there has not been any change, circumstance, event or development which, individually or in the aggregate, has had, or would reasonably be expected to have, a Material Adverse Effect on Meritor. Since December 31, 1999 through the date of this Agreement, none of Meritor or any of its Subsidiaries has taken any action that, if taken during the period from the date of this Agreement through the Effective Time, would constitute a breach of Section 5.2.

            (j) Environmental Matters. Except as set forth in the Meritor Filed SEC Reports and except as, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on Meritor, (i) the operations of Meritor and its Subsidiaries have been and are in compliance with all Environmental Laws and with all Meritor Permits required by Environmental Laws, (ii) there are no pending or, to the Knowledge of Meritor, threatened, Actions under or pursuant to Environmental Laws against Meritor or its Subsidiaries or involving any real property currently or, to the Knowledge of Meritor, formerly owned, operated or leased by Meritor or its Subsidiaries and
(iii) Meritor and its Subsidiaries are not subject to any Environmental Liabilities and, to the Knowledge of Meritor, no facts, circumstances or conditions relating to, arising from, associated with or attributable to any real property currently or, to the Knowledge of Meritor, formerly owned, operated or leased by Meritor or its Subsidiaries or operations thereon would reasonably be expected to result in Environmental Liabilities.

            (k) Intellectual Property. Except as set forth in the Meritor Filed SEC Reports and except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Meritor: (i) Meritor and each of its Subsidiaries owns, or is licensed to use (in each case, free and clear of any Liens), all Intellectual Property used in or necessary for the conduct of its business as currently conducted; (ii) to the Knowledge of Meritor, the use of any Intellectual Property by Meritor and its Subsidiaries does not infringe on or otherwise violate the rights of any Person; (iii) the use of the Intellectual Property is in accordance with any applicable license pursuant to which Meritor or any Subsidiary acquired the right to use any Intellectual Property; (iv) to the Knowledge of Meritor, no Person is challenging, infringing on or otherwise violating any right of Meritor or any of its Subsidiaries with respect to any Intellectual Property owned by and/or licensed to Meritor or its Subsidiaries; and (v) neither Meritor nor any of its Subsidiaries has any Knowledge of any pending claim, order or proceeding with respect to any Intellectual Property used by Meritor and its Subsidiaries and, to the Knowledge of Meritor, no Intellectual Property owned and/or licensed by Meritor or its Subsidiaries is being used or enforced in a manner that would reasonably be expected to result in the abandonment, cancellation or unenforceability of such Intellectual Property.

            (l) Meritor Rights Agreement. Meritor has taken all action necessary or appropriate so that the execution of this Agreement and the Meritor Option Agreement and consummation of the transactions contemplated hereby and thereby do not and will not result in the ability of any Person to exercise any Meritor Rights under the Rights Agreement dated as of September 8, 1997 between Meritor and First Chicago Trust Company of New York, as Rights Agent (the "Meritor Rights Agreement"), or enable or require such Meritor Rights to separate from the shares of Meritor Common Stock to which they are attached or to be triggered or become exercisable. Copies of the Meritor Rights Agreement, and all amendments thereto, have previously been provided to Arvin.

            (m) Brokers or Finders. No agent, broker, investment banker, financial advisor or other firm or Person is or will be entitled to any broker's or finder's fee or any other similar commission or fee in connection with any of the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Meritor, except Warburg Dillon Read LLC (the "Meritor Financial Advisor") and Bear, Stearns & Co. Inc., whose fees and expenses will be paid by Meritor in accordance with Meritor's agreements with such firms.

            (n) Opinion of Meritor Financial Advisor. Meritor has received the opinion of the Meritor Financial Advisor, dated the date of this Agreement, to the effect that, as of such date, the Meritor Exchange Ratio and the Arvin Merger Consideration taken together are fair, from a financial point of view, to Meritor's stockholders.

            (o) Taxes. (i) Each of Meritor and its Subsidiaries has timely filed or has caused to be timely filed all material Tax returns or reports required to be filed by it and all such returns and reports are complete and correct in all material respects, or requests for extensions to file such returns or reports have been timely filed, granted and have not expired, except to the extent that such failures to file, to be complete or correct or to have extensions granted that remain in effect, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on Meritor. Meritor and each of its Subsidiaries have paid or caused to be paid all Taxes shown as due on such returns and the most recent financial statements contained in the Meritor Filed SEC Reports reflect an adequate reserve in accordance with GAAP for all Taxes payable by Meritor and its Subsidiaries for all taxable periods and portions thereof accrued through the date of such financial statements.

           (ii) No deficiencies for any Taxes have been proposed, asserted or assessed in writing against Meritor or any of its Subsidiaries that are not adequately reserved for, except for deficiencies that, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on Meritor. No federal income tax returns of Meritor and each of its Subsidiaries consolidated in such returns have closed by virtue of the applicable statute of limitations.

          (iii) None of Meritor or any of its Subsidiaries has taken any action, and Meritor has no Knowledge of any fact, agreement, plan or other circumstance, that is reasonably likely to prevent either the First Step Merger or the Second Step Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code.

           (iv) Meritor and its Subsidiaries are not a party to any Tax sharing or Tax indemnity agreements (other than agreements between or among Meritor and its Subsidiaries).

            (v) Within the past five years, none of Meritor or any of its Subsidiaries has been a "distributing corporation" or a "controlled corporation" in a distribution intended to qualify under Section 355(a) of the Code.

           (vi) Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Meritor, none of Meritor or any of its Subsidiaries is obligated to make any payments, or is a party to any contract that could obligate it to make any payments, that would not be deductible by reason of Section 162(m) or 280G of the Code.

          (vii) None of Meritor or any of its Subsidiaries has agreed to make, nor is required to make, any material adjustment under Section 481(a) of the Code or any similar provision of state, local or foreign law by reason of a change in accounting methods or otherwise.

            (p) Certain Contracts. As of the date hereof, none of Meritor or any of its Subsidiaries is a party to or bound by (i) any "material contract" (as such term is defined in Item 601(b)(10) of Regulation S-K of the SEC), (ii) any non-competition agreement or any other agreement or arrangement that limits or otherwise restricts Meritor or any of its Subsidiaries or any of their respective affiliates or any successor thereto, or that would, after the Effective Time, to the Knowledge of Meritor, limit or restrict Newco or any of its affiliates or any successor thereto, from engaging or competing in any line of business or in any geographic area, which agreement or arrangement would reasonably be expected to have a Material Adverse Effect on Newco and its Subsidiaries, taken together, after giving effect to the Merger, (iii) any employee benefit plan, employee contract with a senior executive or any other material contract, any of the benefits of which will be increased, or the vesting of the benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement or (iv) any Contract which would prohibit or materially delay the consummation of the Merger or any of the transactions contemplated by this Agreement. All "material contracts" (as defined in clause
(i) above) set forth in Section 4.2(p) of the Meritor Disclosure Schedule are valid and binding on Meritor and any of its Subsidiaries, as applicable, and in full force and effect except to the extent they have previously expired in accordance with their terms or if the failure to be in full force and effect, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on Meritor. None of Meritor or any of its Subsidiaries (or, to the Knowledge of Meritor, any other party thereto) has violated any provision of, or committed or failed to perform any act which with or without notice, lapse of time or both would constitute a default under the provisions of, any "material contract" (as defined in clause (i) above) set forth in
Section 4.2(p) of the Meritor Disclosure Schedule, except in each case for those violations and defaults which, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect on Meritor.

            (q) Employee Benefits. (i) With respect to each Meritor Plan, except for Meritor Plans the liabilities under which, individually or in the aggregate, would not have a Material Adverse Effect on Meritor, Meritor has made available to Arvin a true, correct and complete copy of: (A) all plan documents, trust agreements, and insurance contracts and other funding vehicles; (B) the three most recent Annual Reports (Form 5500 Series) and accompanying schedules and exhibits, if any; (C) the current summary plan description and any material modifications thereto, if any (in each case, whether or not required to be furnished under ERISA); (D) the three most recent annual financial reports, if any; (E) the three most recent actuarial reports, if any; (F) the most recent determination letter from the IRS, if any; and (G) the annual compliance testing under Sections 401(a) through 416 of the Code for the three most recently completed plan years.

           (ii) With respect to each Meritor Employee Benefit Plan, Meritor and its Subsidiaries have complied with, and are now in compliance with, all provisions of ERISA, the Code and all other Applicable Laws and regulations applicable to such Meritor Employee Benefit Plans and each Meritor Employee Benefit Plan has been administered in accordance with its terms, in each case except as would not have a Material Adverse Effect on Meritor. Each Meritor Employee Benefit Plan that is required by ERISA to be funded is fully funded in accordance with reasonable actuarial assumptions, except as would not have a Material Adverse Effect on Meritor.

          (iii) All Meritor Employee Benefit Plans subject to the Applicable Laws of any jurisdiction outside of the United States (A) have been maintained in accordance with all applicable requirements, (B) if they are intended to qualify for special tax treatment meet all requirements for such treatment, and
(C) if they are intended to be funded and/or book-reserved are fully funded and/or book-reserved, as appropriate, based upon reasonable actuarial assumptions, in each case except as would not have a Material Adverse Effect on Meritor.

            (r) Labor Relations. As of the date of this Agreement, (i) none of Meritor or any of its Subsidiaries is a party to any collective bargaining agreement affecting a material number of employees, (ii) except as would not have a Material Adverse Effect on Meritor, no labor organization or group of employees of Meritor or any of its Subsidiaries has made a pending demand for recognition or certification, and there are no representation or certification proceedings or petitions seeking a representation proceeding presently pending or, to the Knowledge of Meritor, threatened to be brought or filed, with the National Labor Relations Board or any other domestic or foreign labor relations tribunal or authority and (iii) except as would not have a Material Adverse Effect on Meritor, there are no organizing activities, strikes, work stoppages, slowdowns, lockouts, arbitrations or grievances, or other labor disputes pending or, to the Knowledge of Meritor, threatened against or involving Meritor or any of its Subsidiaries.

            (s) Insurance. Meritor maintains insurance coverage with reputable insurers in such amounts and covering such risks as are in accordance with normal industry practice for companies engaged in businesses similar to that of Meritor (taking into account the cost and availability of such insurance).

            (t) Liens. No Liens exist on any assets of Meritor or any of its Subsidiaries, except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Meritor.

            SECTION 4.3 Representations and Warranties of Newco. Newco represents and warrants to Meritor and Arvin as follows:

            (a) Organization. Newco is a corporation duly incorporated, validly existing and in good standing under the laws of Indiana. Newco is a direct wholly-owned subsidiary of Meritor. Meritor, as the sole stockholder of Newco, has duly approved this Agreement and the transactions contemplated hereby.

            (b) Capital Structure. On the date hereof, the authorized capital stock of Newco consists of 1,000 shares of Newco Common Stock. All shares of Newco Common Stock to be issued in connection with the Merger will be duly authorized, validly issued, fully paid and nonassessable, and free of preemptive rights.

            (c) Corporate Authorization. Newco has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by Newco and the consummation by Newco of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Newco. This Agreement has been duly executed and delivered by Newco and constitutes a valid and binding agreement of Newco, enforceable against Newco in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium and similar Applicable Laws relating to or affecting creditors generally and by general equity principles (regardless of whether such enforceability is considered in a proceeding in equity or at law).

            (d) Non-Contravention. The execution, delivery and performance by Newco of this Agreement and the consummation by Newco of the transactions contemplated hereby will not contravene or conflict with the Newco Articles or the Newco By-Laws.

            (e) No Business Activities. Newco has not conducted any activities other than in connection with the organization of Newco, the negotiation, execution and performance of this Agreement and the consummation of the transactions contemplated hereby. As of the date hereof, Newco has no Subsidiaries.


                                    ARTICLE V

                  COVENANTS RELATING TO CONDUCT OF BUSINESS


            SECTION 5.1 Covenants of Arvin. During the period from the date of this Agreement and continuing until the Effective Time, Arvin agrees as to itself and its Subsidiaries that (except as expressly contemplated or permitted by this Agreement, the Stock Option Agreements or Section 5.1 (including its subsections) of the Arvin Disclosure Schedule or as required by a Governmental Entity or to the extent that Meritor and Newco shall otherwise consent in writing, which consent shall not be unreasonably withheld or delayed):

            (a) Ordinary Course. (i) Other than as set forth in Section 5.1(a) of the Arvin Disclosure Schedule, Arvin and its Subsidiaries shall carry on their respective businesses in the usual, regular and ordinary course, in substantially the same manner as heretofore conducted, and shall use all reasonable efforts to preserve intact their present business organizations, keep available the services of their current officers and other key employees and preserve their relationships with customers, suppliers and others having business dealings with them to the end that their ongoing businesses shall not be impaired at the

Effective Time; provided, however, that no action by Arvin or its Subsidiaries with respect to matters specifically addressed by any other provision of this
Section 5.1 shall be deemed a breach of this Section 5.1(a)(i) unless such action would constitute a breach of one or more of such other provisions.

           (ii) Other than as set forth in Section 5.1(a) of the Arvin Disclosure Schedule and other than in connection with acquisitions permitted by
Section 5.1(e) or investments permitted by Section 5.1(g), Arvin shall not, and shall not permit any of its Subsidiaries to, (A) enter into any new material line of business or (B) incur or commit to any capital expenditures or any obligations or liabilities in connection with any capital expenditures other than capital expenditures and obligations or liabilities in connection therewith incurred or committed to in the ordinary course of business consistent with past practice.

            (b) Dividends; Changes in Share Capital. Arvin shall not, and shall not permit any of its Subsidiaries to, and shall not propose to, (i) declare or pay any dividends on or make other distributions (whether in cash, stock or property) in respect of any of its capital stock, except (A) the declaration and payment of regular quarterly cash dividends not in excess of $0.22 per share of Arvin Common Stock with usual record and payment dates for such dividends in accordance with past dividend practice and (B) for dividends by any direct or indirect wholly-owned Subsidiaries of Arvin, (ii) split, combine or reclassify any of its capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for, shares of its capital stock, except for any such transaction by a wholly-owned Subsidiary of Arvin which remains a wholly-owned Subsidiary after consummation of such transaction or (iii) repurchase, redeem or otherwise acquire any shares of its capital stock or any securities convertible into or exercisable for any shares of its capital stock.

            (c) Issuance of Securities. Arvin shall not, and shall not permit any of its Subsidiaries to, issue, deliver, sell, pledge or otherwise encumber, or authorize or propose the issuance, delivery, sale, pledge or encumbrance of, any shares of its capital stock of any class, any Arvin Voting Debt or any securities convertible into or exercisable for, or any rights, warrants, calls or options to acquire, any such shares or Arvin Voting Debt, or enter into any commitment, arrangement, undertaking or agreement with respect to any of the foregoing, other than (i) the issuance of Arvin Common Stock (and the associated Arvin Rights) upon the exercise of Arvin Stock Options outstanding on the date hereof in accordance with their present terms or pursuant to Arvin Stock Options or other stock based awards granted pursuant to clause (ii) below, (ii) the granting of Arvin Stock Options or other stock based awards of or to acquire not more than 100,000 shares of Arvin Common Stock granted under Arvin Plans outstanding on the date hereof in the ordinary course of business consistent with past practice, (iii) issuances by a wholly-owned Subsidiary of Arvin of capital stock of such Subsidiary to such Subsidiary's parent or another wholly-owned Subsidiary of Arvin, (iv) issuances in accordance with the Arvin Rights Agreement or (v) issuances pursuant to the Arvin Stock Option Agreement.

            (d) Governing Documents. Except to the extent required to comply with its obligations hereunder or with Applicable Laws, Arvin shall not amend or propose to so amend its articles of incorporation, bylaws or other governing documents.

            (e) No Acquisitions. Other than (i) pursuant to the Meritor Stock Option Agreement, (ii) acquisitions disclosed in Section 5.1(e) of the Arvin Disclosure Schedule and (iii) acquisitions for cash in existing or related lines of business of Arvin the fair market value of the total consideration (including the value of indebtedness acquired or assumed) for which does not exceed the amount specified in the aggregate for all such acquisitions in Section 5.1(e)(iii) of the Arvin Disclosure Schedule and none of which acquisitions referred to in this clause (iii) presents a material risk of making it materially more difficult to obtain any approval or authorization required in connection with the Merger under Applicable Laws, Arvin shall not, and shall not permit any of its Subsidiaries to, acquire or agree to acquire by merger or consolidation, or by purchasing a substantial equity interest in or a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, limited liability entity, joint venture, association or other business organization or division thereof or otherwise acquire or agree to acquire any material assets (excluding the acquisition of assets used in the operations of the business of Arvin and its Subsidiaries in the ordinary course consistent with past practice, which assets do not constitute a business unit, division or all or substantially all of the assets of the transferor); provided, however, that the foregoing shall not prohibit (x) internal reorganizations or consolidations involving existing Subsidiaries of Arvin or (y) the creation of new direct or indirect wholly-owned Subsidiaries of Arvin organized to conduct or continue activities otherwise permitted by this Agreement.

            (f) No Dispositions. Other than (i) internal reorganizations or consolidations involving existing Subsidiaries of Arvin, (ii) as may be required by or in conformance with Applicable Laws in order to permit or facilitate the consummation of the transactions contemplated hereby or (iii) as disclosed in
Section 5.1(f) of the Arvin Disclosure Schedule, Arvin shall not, and shall not permit any of its Subsidiaries to, sell, lease, license or otherwise encumber or subject to any Lien or otherwise dispose of, or agree to sell, lease, license or otherwise encumber or subject to any Lien or otherwise dispose of, any of its assets (including capital stock of Subsidiaries of Arvin but excluding inventory in the ordinary course of business consistent with past practice), if the fair market value of the total consideration (including the value of the indebtedness acquired or assumed) therefor exceeds the amount specified in the aggregate for all such dispositions in Section 5.1(f) of the Arvin Disclosure Schedule.

            (g) Investments; Indebtedness. Arvin shall not, and shall not permit any of its Subsidiaries to, other than in connection with the consummation of acquisitions permitted by Section 5.1(e), (i) make any loans, advances or capital contributions to, or investments in, any other Person, other than (A) loans or investments by Arvin or a Subsidiary of Arvin to or in Arvin or a Subsidiary of Arvin, (B) pursuant to any contract or other legal obligation of Arvin or any of its Subsidiaries as in effect at the date of this Agreement, (C) employee loans or advances for travel, business, relocation or other reimbursable expenses made in the ordinary course of business, (D) loans, advances, capital contributions or investments which in the aggregate do not exceed the amount specified in Section 5.2(g) of the Arvin Disclosure Schedule or (E) in the ordinary course of business which are not, individually or in the aggregate, material to Arvin and its Subsidiaries taken as a whole or (ii) create, incur, assume or suffer to exist any indebtedness, issuances of debt securities, guarantees, loans or advances not in existence as of the date of this Agreement except in the ordinary course of business which are not, individually or in the aggregate, material to Arvin and its Subsidiaries taken as a whole.

            (h) Tax-Free Qualification. Arvin shall use its reasonable best efforts not to, and shall use its reasonable best efforts not to permit any of its Subsidiaries to, take any action (including any action otherwise permitted by this Section 5.1) that would prevent or impede the First Step Merger or the Second Step Merger from qualifying as a "reorganization" under Section 368(a) of the Code; provided, however, that nothing hereunder shall limit the ability of Arvin to exercise its rights and/or fulfill its obligations under the Stock Option Agreements.

            (i) Compensation. Except (x) as set forth in Section 5.1(c) or
Section 5.1(i) of the Arvin Disclosure Schedule, (y) as required by Applicable Laws or by the terms of any collective bargaining agreement or other agreement currently in effect between Arvin or any Subsidiary of Arvin and any executive officer or employee thereof or (z) in the ordinary course of business, Arvin shall not increase the amount of compensation or employee benefits of any director, officer or employee of Arvin or any Subsidiary or business unit of Arvin, pay any pension, retirement, savings or profit-sharing allowance to any employee that is not required by any existing plan or agreement, enter into any Contract with any of its employees regarding his or her employment, compensation or benefits, increase or commit to increase any employee benefits, issue any additional Arvin Stock Options, adopt or amend or make any commitment to adopt or amend any Arvin Plan or make any contribution, other than regularly scheduled contributions, to any Arvin Plan. Arvin shall not accelerate the vesting of, or the lapsing of restrictions with respect to, any stock options or other stock-based compensation, except as required by Applicable Laws or in the ordinary course of business or in accordance with this Agreement, and any option committed to be granted or granted after the date hereof shall not accelerate as a result of the approval or consummation of any transaction contemplated by this Agreement. Subject to the provisions of Section 2.12, Arvin shall not enter into any change of control employment agreements.

            (j) Accounting Methods; Income Tax Elections. Except as disclosed in Arvin Filed SEC Reports, or as required by a Governmental Entity, Arvin shall not change its methods of accounting in effect at December 31, 1999, except as required by changes in GAAP as concurred in by

Arvin's independent public accountants. Arvin shall not (i) change its fiscal year or (ii) make any material Tax election or settle or compromise any material income Tax liability, other than in the ordinary course of business consistent with past practice.

            (k) Certain Agreements and Arrangements. Except as disclosed in
Section 5.1(k) of the Arvin Disclosure Schedule, Arvin shall not, and shall not permit any of its Subsidiaries to, enter into any Contracts that limit or otherwise restrict Arvin or any of its Subsidiaries or any of their respective affiliates or any successor thereto, or that would, after the Effective Time, limit or restrict Newco or any of its affiliates or any successor thereto, from engaging or competing in any line of business or in any geographic area which agreements or arrangements, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect on Newco and its Subsidiaries, taken together, after giving effect to the Merger.

            (l) Arvin Rights Agreement. Other than in connection with the Merger and the Arvin Stock Option Agreement, Arvin shall not amend, modify or waive any provision of the Arvin Rights Agreement, and shall not take any action to redeem the Arvin Rights or render the Arvin Rights inapplicable to any transaction.

            (m) No Related Actions. Arvin will not, and will not permit any of its Subsidiaries to, agree or commit to do any of the foregoing.

            SECTION 5.2 Covenants of Meritor and Newco. During the period from the date of this Agreement and continuing until the Effective Time, Meritor agrees as to itself and its Subsidiaries and Newco agrees that (except as expressly contemplated or permitted by this Agreement, the Stock Option Agreements or Section 5.2 (including its subsections) of the Meritor Disclosure Schedule or as required by a Governmental Entity or to the extent that Arvin shall otherwise consent in writing, which consent shall not be unreasonably withheld or delayed):

            (a) Ordinary Course. (i) Other than as set forth in Section 5.2(a) of the Meritor Disclosure Schedule, Meritor and its Subsidiaries shall carry on their respective businesses in the usual, regular and ordinary course, in substantially the same manner as heretofore conducted, and shall use all reasonable efforts to preserve intact their present business organizations, keep available the services of their current officers and other key employees and preserve their relationships with customers, suppliers and others having business dealings with them to the end that their ongoing businesses shall not be impaired at the Effective Time; provided, however, that no action by Meritor or its Subsidiaries with respect to matters specifically addressed by any other provision of this Section 5.2 shall be deemed a breach of this Section 5.2(a)(i) unless such action would constitute a breach of one or more of such other provisions.

           (ii) Other than as set forth in Section 5.2(a) of the Meritor Disclosure Schedule and other than in connection with acquisitions permitted by
Section 5.2(e) or investments permitted by Section 5.2(g), Meritor shall not, and shall not permit any of its Subsidiaries to, (A) enter into any new material line of business or (B) incur or commit to any capital expenditures or any obligations or liabilities in connection with any capital expenditures other than capital expenditures and obligations or liabilities in connection therewith incurred or committed to in the ordinary course of business consistent with past practice.

            (b) Dividends; Changes in Share Capital. Meritor shall not, and shall not permit any of its Subsidiaries to, and shall not propose to, (i) declare or pay any dividends on or make other distributions (whether in cash, stock or property) in respect of any of its capital stock, except (A) the declaration and payment of regular quarterly cash dividends not in excess of $.105 per share of Meritor Common Stock with usual record and payment dates for such dividends in accordance with past dividend practice and (B) for dividends by any direct or indirect wholly-owned Subsidiaries of Meritor, (ii) split, combine or reclassify any of its capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for, shares of its capital stock, except for any such transaction by a wholly-owned Subsidiary of Meritor which remains a wholly-owned Subsidiary after consummation of such transaction or (iii) repurchase, redeem or otherwise acquire any shares of its capital stock or any securities convertible into or exercisable for any shares of its capital stock.

            (c) Issuance of Securities. Meritor shall not, and shall not permit any of its Subsidiaries to, issue, deliver, sell, pledge or otherwise encumber, or authorize or propose the issuance, delivery, sale, pledge or encumbrance of, any shares of its capital stock of any class, any Meritor Voting Debt or any securities convertible into or exercisable for, or any rights, warrants, calls or options to acquire, any such shares or Meritor Voting Debt, or enter into any commitment, arrangement, undertaking or agreement with respect to any of the foregoing, other than (i) the issuance of Meritor Common Stock (and the associated Meritor Rights) upon the exercise of Meritor Stock Options outstanding on the date hereof in accordance with their present terms or pursuant to Meritor Stock Options for or other stock based awards granted pursuant to clause (ii) below, (ii) the granting of Meritor Stock Options or other stock based awards of or to acquire not more than 200,000 shares of Meritor Common Stock granted under Meritor Plans outstanding on the date hereof in the ordinary course of business consistent with past practice, (iii) issuances by a wholly-owned Subsidiary of Meritor of capital stock of such Subsidiary to such Subsidiary's parent or another wholly-owned Subsidiary of Meritor, (iv) issuances in accordance with the Meritor Rights Agreement or (v) issuances pursuant to the Meritor Stock Option Agreement.

            (d) Governing Documents. Except to the extent required to comply with its obligations hereunder or with Applicable Laws, Meritor shall not amend or propose to so amend its certificate of incorporation, by-laws or other governing documents.

            (e) No Acquisitions. Other than (i) pursuant to the Arvin Stock Option Agreement, (ii) acquisitions disclosed in Section 5.2(e) of the Meritor Disclosure Schedule and (iii) acquisitions for cash in existing or related lines of business of Meritor the fair market value of the total consideration (including the value of indebtedness acquired or assumed) for which does not exceed the amount specified in the aggregate for all such acquisitions in
Section 5.2(e)(iii) of the Meritor Disclosure Schedule and none of which acquisitions referred to in this clause (iii) presents a material risk of making it materially more difficult to obtain any approval or authorization required in connection with the Merger under Applicable Laws, Meritor shall not, and shall not permit any of its Subsidiaries to, acquire or agree to acquire by merger or consolidation, or by purchasing a substantial equity interest in or a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, limited liability entity, joint venture, association or other business organization or division thereof or otherwise acquire or agree to acquire any material assets (excluding the acquisition of assets used in the operations of the business of Meritor and its Subsidiaries in the ordinary course consistent with past practice, which assets do not constitute a business unit, division or all or substantially all of the assets of the transferor); provided, however, that the foregoing shall not prohibit (x) internal reorganizations or consolidations involving existing Subsidiaries of Meritor or
(y) the creation of new direct or indirect wholly-owned Subsidiaries of Meritor organized to conduct or continue activities otherwise permitted by this Agreement.

            (f) No Dispositions. Other than (i) internal reorganizations or consolidations involving existing Subsidiaries of Meritor, (ii) as may be required by or in conformance with Applicable Laws in order to permit or facilitate the consummation of the transactions contemplated hereby or (iii) as disclosed in Section 5.2(f) of the Meritor Disclosure Schedule, Meritor shall not, and shall not permit any of its Subsidiaries to, sell, lease, license or otherwise encumber or subject to any Lien or otherwise dispose of, or agree to sell, lease, license or otherwise encumber or subject to any Lien or otherwise dispose of, any of its assets (including capital stock of Subsidiaries of Meritor but excluding inventory in the ordinary course of business consistent with past practice), if the fair market value of the total consideration (including the value of the indebtedness acquired or assumed) therefor exceeds the amount specified in the aggregate for all such dispositions in Section 5.2(f) of the Meritor Disclosure Schedule.

            (g) Investments; Indebtedness. Meritor shall not, and shall not permit any of its Subsidiaries to, other than in connection with the consummation of acquisitions permitted by Section 5.2(e), (i) make any loans, advances or capital contributions to, or investments in, any other Person, other than (A) loans or investments by Meritor or a Subsidiary of Meritor to or in Meritor or a Subsidiary of Meritor, (B) pursuant to any contract or other legal obligation of Meritor or any of its Subsidiaries as in effect at the date of this Agreement, (C) employee loans or advances for travel, business, relocation or other reimbursable expenses made in the ordinary course of business, (D) loans, advances, capital contributions or investments which in the aggregate do not exceed the amount specified in Section 5.2(g) of the Meritor Disclosure Schedule or (E) in the ordinary course of business which are not, individually or in the aggregate, material to Meritor and its Subsidiaries taken as a whole or (ii) create, incur, assume or suffer to exist any indebtedness, issuances of debt securities, guarantees, loans or advances not in existence as of the date of this Agreement except in the ordinary course of business which are not, individually or in the aggregate, material to Meritor and its Subsidiaries taken as a whole.

            (h) Tax-Free Qualification. Meritor shall use its reasonable best efforts not to, and shall use its reasonable best efforts not to permit any of its Subsidiaries to, take any action (including any action otherwise permitted by this Section 5.2) that would prevent or impede the First Step Merger or the Second Step Merger from qualifying as a "reorganization" under Section 368(a) of the Code; provided, however, that nothing hereunder shall limit the ability of Meritor to exercise its rights and/or fulfill its obligations under the Stock Option Agreements.

            (i) Compensation. Except (x) as set forth in Section 5.2(c) or
Section 5.2(i) of the Meritor Disclosure Schedule, (y) as required by Applicable Laws or by the terms of any collective bargaining agreement or other agreement currently in effect between Meritor or any Subsidiary of Meritor and any executive officer or employee thereof or (z) in the ordinary course of business, Meritor shall not increase the amount of compensation or employee benefits of any director, officer or employee of Meritor or any Subsidiary or business unit of Meritor, pay any pension, retirement, savings or profit-sharing allowance to any employee that is not required by any existing plan or agreement, enter into any Contract with any of its employees regarding his or her employment, compensation or benefits, increase or commit to increase any employee benefits, issue any additional Meritor Stock Options, adopt or amend or make any commitment to adopt or amend any Meritor Plan or make any contribution, other than regularly scheduled contributions, to any Meritor Plan. Meritor shall not accelerate the vesting of, or the lapsing of restrictions with respect to, any stock options or other stock-based compensation, except as required by Applicable Laws or in the ordinary course of business or in accordance with this Agreement, and any option committed to be granted or granted after the date hereof shall not accelerate as a result of the approval or consummation of any transaction contemplated





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

by this Agreement. Meritor shall not enter into any change of control employment agreements.

            (j) Accounting Methods; Income Tax Elections. Except as disclosed in Meritor Filed SEC Reports, or as required by a Governmental Entity, Meritor shall not change its methods of accounting in effect at December 31, 1999, except as required by changes in GAAP as concurred in by Meritor's independent public accountants. Meritor shall not (i) change its fiscal year or (ii) make any material Tax election or settle or compromise any material income Tax liability, other than in the ordinary course of business consistent with past practice.

            (k) Certain Agreements and Arrangements. Except as disclosed in
Section 5.2(k) of the Meritor Disclosure Schedule, Meritor shall not, and shall not permit any of its Subsidiaries to, enter into any Contracts that limit or otherwise restrict Meritor or any of its Subsidiaries or any of their respective affiliates or any successor thereto, or that would, after the Effective Time, limit or restrict Newco or any of its affiliates or any successor thereto, from engaging or competing in any line of business or in any geographic area which agreements or arrangements, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect on Newco and its Subsidiaries, taken together, after giving effect to the Merger.

            (l) Meritor Rights Agreement. Other than in connection with the Merger and the Meritor Stock Option Agreement, Meritor shall not amend, modify or waive any provision of the Meritor Rights Agreement and shall not take any action to redeem the Meritor Rights or render the Meritor Rights inapplicable to any transaction.

            (m) No Newco Business Activities. Newco will not conduct any activities other than in connection with the organization of Newco, the negotiation and execution of this Agreement and the consummation of the transactions contemplated hereby.

            (n) No Related Actions. Meritor will not, and will not permit any of its Subsidiaries to, agree or commit to do any of the foregoing.

            SECTION 5.3 Governmental Filings. Each of Meritor and Newco, on the one hand, and Arvin, on the other hand, shall (a) confer on a regular and frequent basis with the other and (b) report to the other (to the extent permitted by law or regulation or any applicable confidentiality agreement) on operational matters. Each party shall file all reports required to be filed by each of them with the SEC (and all other Governmental Entities) between the date of this Agreement and the Effective Time and shall (to the extent permitted by law or regulation or any applicable confidentiality agreement) deliver to the other parties copies of all such reports, announcements and publications promptly after the same are filed.

            SECTION 5.4 Control of Other Party's Business. Nothing contained in this Agreement shall give Meritor, directly or indirectly, the right to control or direct Arvin's operations prior to the Effective Time. Nothing contained in this Agreement shall give Arvin, directly or indirectly, the right to control or direct Meritor's operations prior to the Effective Time. Prior to the Effective Time, each of Meritor and Arvin shall exercise, consistent with the terms and conditions of this Agreement, complete control and supervision over its respective operations.


                                   ARTICLE VI

                              ADDITIONAL AGREEMENTS


            SECTION 6.1 Preparation of Proxy Statement; Stockholders Meetings.
(a) As promptly as reasonably practicable following the date hereof, Arvin and Meritor shall prepare and file with the SEC proxy materials which shall constitute the Joint Proxy Statement/Prospectus (such proxy statement/prospectus, and any amendments or supplements thereto, the "Joint Proxy Statement/Prospectus") and Newco shall prepare and file with the SEC a registration statement on Form S-4 with respect to the issuance of Newco Common Stock in the Merger (the "Form S-4"). The Joint Proxy Statement/Prospectus will be included in and will constitute a part of the Form S-4 as Newco's prospectus. Each of Arvin, Meritor and Newco shall use reasonable best efforts to have the Joint Proxy Statement/Prospectus cleared by the SEC and the Form S-4 declared effective by the SEC as promptly as reasonably practicable after filing with the SEC and to keep the Form S-4 effective as long as is necessary to consummate the Merger and the transactions contemplated thereby. Arvin and





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

Meritor shall, as promptly as practicable after receipt thereof, provide the other party copies of any written comments and advise the other party of any oral comments, with respect to the Joint Proxy Statement/Prospectus received from the SEC. Meritor and Newco shall provide Arvin with a reasonable opportunity to review and comment on any amendment or supplement to the Form S-4 prior to filing such with the SEC, and with a copy of all such filings made with the SEC. Notwithstanding any other provision herein to the contrary, no amendment or supplement (including by incorporation by reference) to the Joint Proxy Statement/Prospectus or the Form S-4 shall be made without the approval of both Meritor and Arvin, which approval shall not be unreasonably withheld or delayed; provided that with respect to documents filed by a party which are incorporated by reference in the Form S-4 or Joint Proxy Statement/Prospectus, this right of approval shall apply only with respect to information relating to the other party or its business, financial condition or results of operations. Arvin will use reasonable best efforts to cause the Joint Proxy Statement/Prospectus to be mailed to Arvin's stockholders, and Meritor will use reasonable best efforts to cause the Joint Proxy Statement/Prospectus to be mailed to Meritor's stockholders, in each case as promptly as practicable after the Form S-4 is declared effective under the Securities Act. Newco shall also take any action (other than qualifying to do business in any jurisdiction in which it is not now so qualified or to file a general consent to service of process) required to be taken under any applicable state securities laws in connection with the issuance of Newco Common Stock in the Merger and Arvin and Meritor shall furnish all information concerning Arvin and Meritor and the holders of Arvin Common Stock and Meritor Common Stock as may be reasonably requested in connection with any such action. Each of Meritor and Newco, on the one hand, and Arvin, on the other hand, will advise the other, promptly after it receives notice thereof of the time when the Form S-4 has become effective, the issuance of any stop order with respect to the Form S-4, the suspension of the qualification of the Newco Common Stock issuable in connection with the Merger for offering or sale in any jurisdiction, or any request by the SEC for amendment of the Joint Proxy Statement/Prospectus or the Form S-4. If at any time prior to the Effective Time any information relating to Arvin, Meritor or Newco, or any of their respective affiliates, officers or directors, should be discovered by Arvin, Meritor or Newco which should be set forth in an amendment or supplement to the Form S-4 or the Joint Proxy

Statement/Prospectus so that any of such documents would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, the party which discovers such information shall promptly notify the other parties hereto and, to the extent required by Applicable Laws, an appropriate amendment or supplement describing such information shall be promptly filed with the SEC and disseminated to the stockholders of Arvin and Meritor.

            (b) Arvin shall duly take all lawful action to call, give notice of, convene and hold a meeting of its stockholders on a date determined in accordance with the mutual agreement of Arvin and Meritor (the "Arvin Stockholders Meeting") for the purpose of obtaining the Required Arvin Vote with respect to the transactions contemplated by this Agreement and shall take all lawful action to solicit the approval of this Agreement and the Merger by the Required Arvin Vote; and the Board of Directors of Arvin shall recommend approval of this Agreement and the Merger by the stockholders of Arvin to the effect as set forth in Section 4.1(f) (the "Arvin Recommendation"), and shall not withdraw, modify or qualify (or propose to withdraw, modify or qualify) in any manner adverse to Meritor such recommendation (a "Change in the Arvin Recommendation"); provided, however, that the Board of Directors of Arvin may make a Change in the Arvin Recommendation pursuant to Section 6.5. Notwithstanding any Change in the Arvin Recommendation, this Agreement shall be submitted to the stockholders of Arvin at the Arvin Stockholders Meeting for the purpose of approving this Agreement and nothing contained herein shall be deemed to relieve Arvin of such obligation.

            (c) Meritor shall duly take all lawful action to call, give notice of, convene and hold a meeting of its stockholders on a date determined in accordance with the mutual agreement of Meritor and Arvin (the "Meritor Stockholders Meeting") for the purpose of obtaining the Required Meritor Vote with respect to the transactions contemplated by this Agreement and shall take all lawful action to solicit the approval of this Agreement and the Merger by the Required Meritor Vote, and the Board of Directors of Meritor shall recommend approval of this Agreement and the Merger by the stockholders of Meritor to the effect as set forth in Section 4.2(f) (the "Meritor Recommendation"), and shall not withdraw, modify or qualify

(or propose to withdraw, modify or qualify) in any manner adverse to Arvin such recommendation (a "Change in the Meritor Recommendation"); provided, however, that the Board of Directors of Meritor may make a Change in the Meritor Recommendation pursuant to Section 6.5. Notwithstanding any Change in the Meritor Recommendation, this Agreement shall be submitted to the stockholders of Meritor at the Meritor Stockholders Meeting for the purpose of approving this Agreement and nothing contained herein shall be deemed to relieve Meritor of such obligation.

            SECTION 6.2 Newco Board of Directors and Management. At or prior to the Effective Time, the parties will take all action necessary to effectuate the provisions of Sections 2.12 and 2.13.

            SECTION 6.3 Access to Information. Upon reasonable notice, each of Meritor and Arvin shall (and shall cause its Subsidiaries to) afford to the officers, employees, accountants, counsel, financial advisors and other representatives of the other reasonable access during normal business hours, during the period prior to the Effective Time, to all its books, records, properties, plants and personnel and, during such period, such party shall (and shall cause its Subsidiaries to) furnish promptly to the other party (a) a copy of each report, schedule, registration statement and other document filed, published, announced or received by it during such period pursuant to the requirements of Federal or state securities laws, as applicable (other than documents which such party is not permitted to disclose under Applicable Laws), and (b) all other information concerning it and its business, properties and personnel as such other party may reasonably request; provided, however, that either party may restrict the foregoing access to the extent that (i) any Applicable Laws or Contract requires such party or its Subsidiaries to restrict or prohibit access to any such properties or information or (ii) the information is subject to confidentiality obligations to a third party. The parties will hold any such information obtained pursuant to this Section 6.3 in confidence in accordance with, and will otherwise be subject to, the provisions of the confidentiality letter dated February 24, 2000 between Meritor and Arvin (as it may be amended or supplemented, the "Confidentiality Agreement"). Any investigation by either Arvin or Meritor shall not affect the representations and warranties of the other or the conditions to the respective obligations of the parties to consummate the Merger.





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

            SECTION 6.4 Reasonable Best Efforts. (a) Subject to the terms and conditions of this Agreement, each party will use its reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, and to assist and cooperate with the other parties in doing or causing to be done, all things necessary, proper or advisable under this Agreement and Applicable Laws to consummate the Merger and the other transactions contemplated by this Agreement as soon as practicable after the date hereof, including (i) preparing and filing as promptly as practicable all documentation to effect all necessary applications, notices, petitions, filings and tax ruling requests and to obtain as promptly as practicable all Necessary Consents and all other consents, waivers, licenses, orders, registrations, approvals, permits, rulings, authorizations and clearances necessary or advisable to be obtained from any third party and/or any Governmental Entity in order to consummate the Merger or any of the other transactions contemplated by this Agreement (collectively, the "Required Approvals") and (ii) taking all reasonable steps as may be necessary to obtain all Required Approvals. In furtherance and not in limitation of the foregoing, each party hereto agrees to make (i) an appropriate filing of a Notification and Report Form pursuant to the HSR Act with respect to the transactions contemplated hereby as promptly as practicable after the date hereof, (ii) appropriate filings, if any are required, with the European Commission and/or other foreign regulatory authorities in accordance with applicable competition, merger control, antitrust, investment or similar Applicable Laws, and (iii) all other necessary filings with other Governmental Entities relating to the Merger, and, in each case, to supply as promptly as practicable any additional information and documentary material that may be requested pursuant to such Applicable Laws or by such authorities and to use reasonable best efforts to cause the expiration or termination of the applicable waiting periods under the HSR Act and the receipt of the Required Approvals under such other Applicable Laws or from such authorities as soon as practicable. Notwithstanding the foregoing, nothing in this Section 6.4 shall require any of Arvin and its Subsidiaries, Meritor and its Subsidiaries or Newco and its Subsidiaries to sell, hold separate or otherwise dispose of any assets of Arvin, Meritor, Newco or their respective Subsidiaries (including the capital stock of any Subsidiary) or conduct their business in a specified manner, or agree to do so, whether as a condition to obtaining any approval from a Governmental Entity or any other Person or for any other reason, if such sale, holding separate or other disposition or the conduct of their business in a specified manner is not conditioned on the Closing or would reasonably be expected to have a Material Adverse Effect on Newco and its Subsidiaries, taken together, after giving effect to the Merger.

            (b) Each of Arvin, on the one hand, and Meritor and Newco, on the other hand, shall, in connection with the efforts referenced in Section 6.4(a) to obtain all Required Approvals, use its reasonable best efforts to (i) cooperate in all respects with each other in connection with any filing or submission and in connection with any investigation or other inquiry, including any proceeding initiated by a private party, (ii) promptly inform the other party of any communication received by such party from, or given by such party to, the Antitrust Division of the Department of Justice (the "DOJ"), the Federal Trade Commission (the "FTC") or any other Governmental Entity and of any material communication received or given in connection with any proceeding by a private party, in each case regarding any of the transactions contemplated hereby, and (iii) permit the other party to review any communication given by it to, and consult with each other in advance of any meeting or conference with, the DOJ, the FTC or any such other Governmental Entity or, in connection with any proceeding by a private party, with any other Person, and to the extent appropriate or permitted by the DOJ, the FTC or such other applicable Governmental Entity or other Person, give the other party the opportunity to attend and participate in such meetings and conferences.

            (c) In furtherance and not in limitation of the covenants of the parties contained in Section 6.4(a) and Section 6.4(b), if any administrative or judicial action or proceeding, including any proceeding by a private party, is instituted (or threatened to be instituted) challenging any transaction contemplated by this Agreement as violative of any Applicable Laws, or if any statute, rule, regulation, executive order, decree, injunction or administrative order is enacted, entered, promulgated or enforced by a Governmental Entity which would make the Merger or the other transactions contemplated hereby illegal or would otherwise prohibit or materially impair or delay the consummation of the Merger or the other transactions contemplated hereby, each of Meritor and Arvin shall cooperate in all respects with each other and use its respective reasonable best efforts, including, subject to the last sentence of




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

Section 6.4(a), selling, holding separate or otherwise disposing of any assets of Meritor, Arvin, or their respective Subsidiaries (including the capital stock of any Subsidiary) or conducting their business in a specified manner, or agreeing to do so, to contest and resist any such action or proceeding and to have vacated, lifted, reversed or overturned any decree, judgment, injunction or other order, whether temporary, preliminary or permanent, that is in effect and that prohibits, prevents or restricts consummation of the Merger or the other transactions contemplated by this Agreement and to have such statute, rule, regulation, executive order, decree, injunction or administrative order repealed, rescinded or made inapplicable so as to permit consummation of the transactions contemplated by this Agreement. Notwithstanding the foregoing or any other provision of this Agreement, nothing in this Section 6.4 shall limit a party's right to terminate this Agreement pursuant to Section 8.1(b) or Section 8.1(c) so long as such party has complied with its obligations under this
Section 6.4.

            (d) Each of Arvin and Meritor shall cooperate with each other in obtaining opinions of Wachtell, Lipton, Rosen & Katz, counsel to Arvin, and Chadbourne & Parke LLP, counsel to Meritor, to satisfy the conditions set forth in Section 7.2(c) and Section 7.3(c). In connection therewith, each of Arvin and Meritor shall deliver to such counsel customary representation letters in form and substance reasonably satisfactory to such counsel.

            SECTION 6.5 Acquisition Proposals. (a) Without limiting any party's other obligations under this Agreement (including under Article V hereof), each of Arvin and Meritor agrees that neither it nor any of its Subsidiaries nor any of the officers and directors of it or its Subsidiaries shall, and that it shall use its reasonable best efforts to cause its and its Subsidiaries' employees, agents and representatives (including any investment banker, attorney or accountant retained by it or any of its Subsidiaries) not to, directly or indirectly, (i) initiate, solicit, encourage or knowingly facilitate (including by way of furnishing information) any inquiries or the making of any proposal or offer with respect to, or a transaction to effect, a merger, reorganization, share exchange, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction involving it or any of its Significant Subsidiaries (as defined in Rule 1-02 of Regulation S-X of the SEC), or any purchase or sale of 20% or more of the consolidated assets (including without limitation stock of its Subsidiaries) of such party and its Subsidiaries, taken as a whole, or any purchase or sale of, or tender or exchange offer for, the equity securities of such party that, if consummated, would result in any Person (or the stockholders of such Person) beneficially owning securities representing 20% or more of the total voting power of such party (or of the surviving parent entity in such transaction) or any of its Significant Subsidiaries (any such proposal, offer or transaction, including any single or multi-step transaction or series of related transactions (other than a proposal or offer made by the other party or an Affiliate thereof) being hereinafter referred to as an "Acquisition Proposal"), (ii) have any discussion with or provide any confidential information or data to any Person relating to an Acquisition Proposal, or engage in any negotiations concerning an Acquisition Proposal, or knowingly facilitate any effort or attempt to make or implement an Acquisition Proposal, (iii) approve or recommend, or propose publicly to approve or recommend, any Acquisition Proposal or (iv) approve or recommend, or propose to approve or recommend, or execute or enter into, any letter of intent, agreement in principle, merger agreement, acquisition agreement, option agreement or other similar agreement or propose publicly or agree to do any of the foregoing related to any Acquisition Proposal.

            (b) Notwithstanding anything in this Agreement to the contrary, each of Arvin and Meritor or its respective Board of Directors shall be permitted to
(A) to the extent applicable, comply with Rule 14d-9 and Rule 14e-2 promulgated under the Exchange Act with regard to an Acquisition Proposal, (B) effect a Change in the Arvin Recommendation or a Change in the Meritor Recommendation, as the case may be, or (C) engage in any discussions with, or provide any information to, any Person in response to an unsolicited bona fide written Acquisition Proposal by any such Person in order to be informed with respect thereto in order to make any determination permitted in clause (B), if and only to the extent that, in any such case referred to in clause (B) or (C), (i) its Stockholders Meeting shall not have occurred, (ii) it has received an unsolicited bona fide written Acquisition Proposal (for purposes of this clause
(ii), references to 20% in the definition of "Acquisition Proposal" shall be deemed to be references to 50%) from a third party and its Board of Directors concludes in good faith that such action is required by the Board of Directors' fiduciary duties to stockholders as a result of such Acquisition Proposal, (iii) prior to providing any information or data to any Person in connection with an Acquisition Proposal by any such Person, its Board of Directors receives from such Person an executed customary confidentiality agreement containing terms at least as stringent as those contained in the Confidentiality Agreement (but which need not contain standstill provisions) and (iv) prior to providing any information or data to any Person or entering into discussions with any Person, such party notifies the other parties promptly of such inquiries, proposals or offers received by, any such information requested from, or any such discussions sought to be initiated or continued with, such party or any of its representatives indicating, in connection with such notice, the name of such Person and the material terms and conditions of any inquiries, proposals or offers, and furnishes to the other parties a copy of any such written inquiry, proposal or offer. Each of Arvin and Meritor agrees that it will promptly keep the other parties informed of the status and terms of any such proposals or offers and the status and terms of any such discussions. Each of Arvin and Meritor agrees that it will, and will cause its officers, directors and representatives to, immediately cease and cause to be terminated any activities, discussions or negotiations existing as of the date of this Agreement with any Persons conducted heretofore with respect to any Acquisition Proposal, and request the return or destruction of all non-public information furnished in connection therewith. Each of Arvin and Meritor agrees that it will use reasonable best efforts to promptly inform its directors, officers, key employees, agents and representatives of the obligations undertaken in this Section 6.5. Nothing in this Section 6.5 shall (x) permit Arvin or Meritor to terminate this Agreement (except as specifically provided in Article VIII) or (y) affect any other obligation of Arvin or Meritor under this Agreement. Neither Arvin nor Meritor shall submit to the vote of its stockholders any Acquisition Proposal other than the Merger.

            SECTION 6.6 Employee Benefits Matters. (a) Continuation and Comparability of Benefits. From and after the Effective Time, the Meritor Plans and the Arvin Plans in effect as of the date of this Agreement and at the Effective Time shall remain in effect with respect to employees and former employees of Meritor or Arvin and their Subsidiaries (the "Newco Employees"), respectively, covered by such plans at the Effective Time, until such time as the Combined Company shall otherwise determine, subject to





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Applicable Laws and the terms of such plans. Prior to the Closing Date, Meritor and Arvin shall cooperate in reviewing, evaluating and analyzing the Meritor Plans and the Arvin Plans with a view towards developing appropriate new benefit plans for Newco Employees. It is the intention of Meritor and Arvin, to the extent permitted by Applicable Laws, to develop new benefit plans, as soon as reasonably practicable after the Effective Time, which, among other things, (i) treat similarly situated employees on a substantially equivalent basis, taking into account all relevant factors, including duties, geographic location, tenure, qualifications and abilities and (ii) do not discriminate between Newco Employees who were covered by Meritor Benefit Plans, on the one hand, and those covered by Arvin Benefit Plans, on the other, at the Effective Time. It is the current intention of Meritor and Arvin that, for one year following the Effective Time, the Combined Company shall provide employee benefits under employee benefit plans to Newco Employees that are substantially comparable in the aggregate to those provided to such persons pursuant to the employee benefit plans of Meritor or Arvin (or their Subsidiaries), respectively, in effect on the date hereof and at the Effective Time. Nothing herein shall prohibit any changes to the Meritor Employee Benefit Plans or Arvin Employee Benefit Plans that may be (i) required by Applicable Laws (including any applicable qualification requirements of Section 401(a) of the Code), (ii) necessary as a technical matter to reflect the transactions contemplated hereby or (iii) required for the Combined Company to provide for or permit investment in its securities. Nothing in this Section 6.6 shall be interpreted as preventing the Combined Company from amending, modifying or terminating any Meritor Plan or Arvin Plan or other contract, arrangement, commitment or understanding, in accordance with its terms and Applicable Laws.

            (b) Pre-Existing Limitations; Deductibles; Service Credit. With respect to any employee benefit plans in which any Newco Employees who were employees of Meritor or Arvin (or their Subsidiaries) prior to the Effective Time first become eligible to participate on or after the Effective Time, and in which the Newco Employees did not participate prior to the Effective Time (the "New Newco Plans"), the Combined Company shall: (A) waive all pre-existing conditions, exclusions and waiting periods with respect to participation and coverage requirements applicable to the Newco Employees and their eligible






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dependents under any New Newco Plans in which such employees may be eligible to participate after the Effective Time, except to the extent such pre-existing conditions, exclusions or waiting periods would apply under the analogous Meritor Employee Benefit Plan or Arvin Employee Benefit Plan, as the case may be; (B) provide each Newco Employee and their eligible dependents with credit for any co-payments and deductibles paid prior to the Effective Time under a Meritor Plan or an Arvin Plan (to the same extent such credit was given under the analogous employee benefit plan prior to the Effective Time) in satisfying any applicable deductible or out-of-pocket requirements under any New Newco Plans in which such employees may be eligible to participate after the Effective Time; and (C) recognize all service of the Newco Employees with Meritor and Arvin, and their respective Affiliates, for all purposes (including, without limitation, purposes of eligibility to participate, vesting credit, entitlement to benefits, and, except with respect to defined benefit pension plans, benefit accrual) in any New Newco Plan in which such employees may be eligible to participate after the Effective Time, to the extent such service is taken into account under the applicable New Newco Plan; provided that the foregoing shall not apply to the extent it would result in duplication of benefits.

            SECTION 6.7 Fees and Expenses. Subject to Section 8.2(d), whether or not the Merger is consummated, all Expenses (as defined below) incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such Expenses, except Expenses incurred in connection with the filing, printing and mailing of the Form S-4 and the Joint Proxy Statement/Prospectus, which shall be shared equally by Arvin and Meritor. As used in this Agreement, "Expenses" means all out-of-pocket expenses (including all fees and expenses of counsel, accountants, investment bankers, experts and consultants to a party hereto and its affiliates) incurred by a party or on its behalf in connection with or related to the authorization, preparation, negotiation, execution and performance of this Agreement, the Stock Option Agreements and the transactions contemplated hereby and thereby, including the preparation, printing, filing and mailing of the Form S-4 and the Joint Proxy Statement/Prospectus and the solicitation of stockholder approvals and all other matters related to the transactions contemplated hereby and thereby.




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            SECTION 6.8 Directors' and Officers' Indemnification and Insurance.
(a) Newco shall (i) for a period of six years from the Effective Time, indemnify and hold harmless, and provide advancement of expenses to, all past and present directors, officers and employees of Arvin and its Subsidiaries (in all of their capacities as such), to the same extent such persons are indemnified or have the right to advancement of expenses as of the date of this Agreement by Arvin pursuant to Arvin's articles of incorporation, bylaws and indemnification agreements, if any, in existence on the date hereof with any such directors, officers and employees of Arvin and its Subsidiaries for acts or omissions occurring at or prior to the Effective Time (including for acts or omissions occurring in connection with the approval of this Agreement and the consummation of the transactions contemplated hereby), provided that in the event any claim is asserted or made within such six year period, all rights hereunder in respect of such claim shall continue until disposition thereof, and (ii) cause to be maintained for a period of six years after the Effective Time the current policies of directors' and officers' liability insurance and fiduciary liability insurance maintained by Arvin (provided that Newco may substitute therefor policies of at least the same coverage and amounts containing terms and conditions which are, in the aggregate, no less advantageous to the insured) with respect to claims arising from facts or events that occurred on or before the Effective Time; provided, however, that in no event shall Newco be required to expend in any one year an amount in excess of 200% of the annual premiums currently paid by Arvin for such insurance; and, provided, further, that if the annual premiums of such insurance coverage exceed such amount, Newco shall be obligated to obtain a policy with the greatest coverage available for a cost not exceeding such amount.

            (b) Newco shall (i) for a period of six years from the Effective Time, indemnify and hold harmless, and provide advancement of expenses to, all past and present directors, officers and employees of Meritor and its Subsidiaries (in all of their capacities as such), to the same extent such persons are indemnified or have the right to advancement of expenses as of the date of this Agreement by Meritor pursuant to Meritor's certificate of incorporation, by-laws and indemnification agreements, if any, in existence on the date hereof with any such directors, officers and employees of Meritor and its Subsidiaries for acts or omissions occurring at or prior to





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the Effective Time (including for acts or omissions occurring in connection with the approval of this Agreement and the consummation of the transactions contemplated hereby), provided that in the event any claim is asserted or made within such six year period, all rights hereunder in respect of such claim shall continue until disposition thereof, and (ii) cause to be maintained for a period of six years after the Effective Time the current policies of directors' and officers' liability insurance and fiduciary liability insurance maintained by Meritor (provided that Newco may substitute therefor policies of at least the same coverage and amounts containing terms and conditions which are, in the aggregate, no less advantageous to the insured) with respect to claims arising from facts or events that occurred on or before the Effective Time; provided, however, that in no event shall Newco be required to expend in any one year an amount in excess of 200% of the annual premiums currently paid by Meritor for such insurance; and, provided, further, that if the annual premiums of such insurance coverage exceed such amount, Newco shall be obligated to obtain a policy with the greatest coverage available for a cost not exceeding such amount.

            SECTION 6.9 Public Announcements. Arvin and Meritor each shall use reasonable best efforts to develop a joint communications plan and each party shall use reasonable best efforts (i) to ensure that all press releases and other public statements with respect to the transactions contemplated hereby shall be consistent with such joint communications plan, and (ii) unless otherwise required by Applicable Laws or by obligations pursuant to any listing agreement with or rules of any securities exchange, to consult with each other before issuing any press release or, to the extent practicable, otherwise making any public statement with respect to this Agreement or the transactions contemplated hereby.

            SECTION 6.10 Accounting Matters. (a) Arvin shall use reasonable best efforts to cause to be delivered to Meritor and Newco two letters from Arvin's independent public accountants, one dated approximately the date on which the Form S-4 shall become effective and one dated the Closing Date, each addressed to Arvin, Meritor and Newco, in form and substance reasonably satisfactory to Meritor and Newco and reasonably customary in scope and substance for comfort letters delivered by independent public accountants in connection with registration statements similar to the Form S-4.



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

            (b) Meritor shall use reasonable best efforts to cause to be delivered to Arvin two letters from Meritor's independent public accountants, one dated approximately the date on which the Form S-4 shall become effective and one dated the Closing Date, each addressed to Meritor, Newco and Arvin, in form and substance reasonably satisfactory to Arvin and reasonably customary in scope and substance for comfort letters delivered by independent public accountants in connection with registration statements similar to the Form S-4.

            SECTION 6.11 Listing of Shares of Newco Common Stock. Newco shall use reasonable best efforts to cause the shares of Newco Common Stock to be issued in the Merger and the shares of Newco Common Stock to be reserved for issuance upon exercise of the Meritor Stock Options and the Arvin Stock Options to be approved for listing on the NYSE, subject to official notice of issuance, prior to the Closing Date.

            SECTION 6.12 Dividends. After the date of this Agreement, each of Arvin and Meritor shall coordinate with the other the payment of dividends with respect to the Arvin Common Stock and Meritor Common Stock and the record dates and payment dates relating thereto, it being the intention of the parties hereto that holders of Arvin Common Stock and Meritor Common Stock shall not receive two dividends, or fail to receive one dividend, for any single calendar quarter with respect to their shares of Arvin Common Stock and/or Meritor Common Stock and any shares of Newco Common Stock that any such holder receives in exchange for such shares of Arvin Common Stock and/or Meritor Common Stock in the Merger.

            SECTION 6.13 Affiliates. (a) Arvin Affiliate Agreements. Not less than 45 days prior to the Effective Time, Arvin shall deliver to Meritor and Newco a letter identifying all persons who, in the judgment of Arvin, may be deemed at the time this Agreement is submitted for approval by the stockholders of Arvin, "affiliates" of Arvin for purposes of Rule 145 under the Securities Act and applicable SEC rules and regulations, and such list shall be updated as necessary to reflect changes from the date hereof. Arvin shall use reasonable best efforts to cause each person identified on such list to deliver to Meritor and Newco not less than 30 days prior to the Effective Time, a written agreement substantially in the form attached as Exhibit F hereto (an "Arvin Affiliate Agreement").






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

            (b) Meritor Affiliate Agreements. Not less than 45 days prior to the Effective Time, Meritor shall deliver to Arvin and Newco a letter identifying all persons who, in the judgment of Meritor, may be deemed at the time this Agreement is submitted for approval by the stockholders of Meritor, "affiliates" of Meritor for purposes of Rule 145 under the Securities Act and applicable SEC rules and regulations, and such list shall be updated as necessary to reflect changes from the date hereof. Meritor shall use reasonable best efforts to cause each person identified on such list to deliver to Arvin and Newco not less than 30 days prior to the Effective Time, a written agreement substantially in the form attached as Exhibit G hereto (an "Meritor Affiliate Agreement").

            SECTION 6.14 Section 16 Matters. Prior to the Effective Time, Arvin and Meritor shall take all such steps as may be required to cause any dispositions of Meritor Common Stock or Arvin Common Stock (including derivative securities with respect to Meritor Common Stock or Arvin Common Stock) or acquisitions of Newco Common Stock (including derivative securities with respect to Newco Common Stock) resulting from the transactions contemplated by this Agreement by each individual who is subject to the reporting requirements of
Section 16(a) of the Exchange Act with respect to Arvin, Meritor or Newco to be exempt under Rule 16b-3 promulgated under the Exchange Act.

            SECTION 6.15 Takeover Statutes. If any "fair price", "moratorium", "control share acquisition" or other form of antitakeover statute or regulation shall become applicable to the transactions contemplated hereby, each of Meritor, Arvin and Newco and their respective Boards of Directors shall use all reasonable efforts to grant such approvals and take such actions as are reasonably necessary so that the transactions contemplated hereby may be consummated as promptly as practicable on the terms contemplated hereby and otherwise act to eliminate or minimize the effects of such statute or regulation on the transactions contemplated hereby.

            SECTION 6.16 Advice of Changes. Each of Meritor, Newco and Arvin shall as promptly as reasonably practicable after becoming aware thereof advise the other parties of (a) any representation or warranty made by it contained in this Agreement that is qualified as to materiality becoming untrue or inaccurate in any respect or any such representation or warranty that is not so qualified becoming





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

untrue or inaccurate in any material respect, (b) the failure by it to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it under this Agreement or (c) any change or event (i) having, or which, insofar as can reasonably be foreseen, would have, in the case of Arvin, a Material Adverse Effect on Arvin, and, in the case of Meritor or Newco, a Material Adverse Effect on Meritor, or (ii) which has resulted, or which, insofar as can reasonably be foreseen, would result, in any of the conditions set forth in Article VII not being satisfied; provided, however, that no such notification shall affect the representations, warranties, covenants or agreements of the parties or the conditions to the obligations of the parties under this Agreement.


                                   ARTICLE VII

                              CONDITIONS PRECEDENT


            SECTION 7.1 Conditions to Each Party's Obligation to Effect the Merger. The respective obligations of each party to effect the Second Step Merger, and of Meritor and Newco to effect the First Step Merger, are subject to the satisfaction or waiver prior to the Effective Time (and the First Effective Time, in the case of consummation of the First Step Merger) of the following conditions:

            (a) Stockholder Approval. (i) Meritor shall have obtained the Required Meritor Vote in connection with the approval of this Agreement by the stockholders of Meritor and (ii) Arvin shall have obtained the Required Arvin Vote in connection with the approval of this Agreement by the stockholders of Arvin.

            (b) No Injunctions or Restraints, Illegality. No Applicable Laws shall have been adopted, promulgated or enforced by any Governmental Entity, and no temporary restraining order, preliminary or permanent injunction or other order issued by a court or other Governmental Entity of competent jurisdiction (an "Injunction") shall be in effect, having the effect of making the Merger illegal or otherwise prohibiting consummation of the Merger.

            (c) No Pending Governmental Actions. No proceeding initiated by any Governmental Entity seeking, and






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

which is reasonably likely to result in the granting of, an Injunction shall be pending.

            (d) HSR Act. The waiting period (and any extension thereof) applicable to the Merger under the HSR Act shall have been terminated or shall have expired.

            (e) EU Antitrust. Arvin and Meritor shall have received in respect of the Merger and any matters arising therefrom confirmation by way of a determination from the European Commission under Regulation 4064/89 (with or without the initiation of proceedings under Article 6(1)(c) thereof) that the Merger and any matters arising therefrom are compatible with the common market.

            (f) Governmental and Regulatory Approvals. Other than the filings provided for under Section 1.2 and Section 2.3 and filings pursuant to the HSR Act and the EC Merger Regulation (which are addressed in Section 7.1(d) and
Section 7.1(e)), all consents, approvals, orders or authorizations of, actions of, filings and registrations with and notices to any Governmental Entity (i) set forth in Section 7.1(f) of the Arvin Disclosure Schedule or Section 7.1(f) of the Meritor Disclosure Schedule or (ii) required of Arvin, Meritor, Newco or any of their Subsidiaries to consummate the Merger and the other transactions contemplated hereby, the failure of which to be obtained or taken would reasonably be expected to have a Material Adverse Effect on Newco and its Subsidiaries, taken together after giving effect to the Merger, shall have been obtained and shall be in full force and effect.

            (g) NYSE Listing. The shares of Newco Common Stock to be issued in the Merger and to be reserved for issuance in connection with the Merger shall have been approved for listing on the NYSE, subject to official notice of issuance.

            (h) Effectiveness of the Form S-4. The Form S-4 shall have been declared effective by the SEC under the Securities Act and no stop order suspending the effectiveness of the Form S-4 shall then be in effect and no proceedings for that purpose shall be pending before or threatened by the SEC.

            SECTION 7.2 Additional Conditions to Obligations of Arvin. The obligation of Arvin to effect the Second Step Merger is subject to the satisfaction or waiver by Arvin





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

prior to the Effective Time of the following additional conditions:

            (a) Representations and Warranties. Each of the representations and warranties of Meritor and Newco set forth in this Agreement that is qualified as to materiality or Material Adverse Effect shall be true and correct in all respects, and each of the representations and warranties of Meritor and Newco set forth in this Agreement that is not so qualified shall be true and correct in all material respects, in each case as of the date of this Agreement and (except to the extent that such representations and warranties speak as of another date) as of the Closing Date as though made on and as of the Closing Date, and Arvin shall have received a certificate of Meritor executed by an executive officer of Meritor to such effect.

            (b) Performance of Obligations of Meritor and Newco. Each of Meritor and Newco shall have performed or complied with all agreements and covenants required to be performed by it under this Agreement at or prior to the Closing Date that are qualified as to materiality or Material Adverse Effect and shall have performed or complied in all material respects with all other agreements and covenants required to be performed by it under this Agreement at or prior to the Closing Date that are not so qualified, and Arvin shall have received a certificate of Meritor executed by an executive officer of Meritor to such effect.

            (c) Tax Opinion. Arvin shall have received an opinion from Wachtell, Lipton, Rosen & Katz, dated the Closing Date, to the effect that, on the basis of facts, representations and assumptions set forth in such opinion which are consistent with the state of facts existing at the First Effective Time and the Effective Time, each of the First Step Merger and the Second Step Merger will constitute a reorganization under Section 368(a) of the Code.

            (d) Meritor Rights Agreement. (i) No Distribution Date shall have occurred pursuant to the Meritor Rights Agreement unless all Meritor Rights have thereafter been redeemed and (ii) no Shares Acquisition Date shall have occurred pursuant to the Meritor Rights Agreement.

            SECTION 7.3 Additional Conditions to Obligations of Meritor and Newco. The obligations of Meritor and Newco





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

to effect the First Step Merger, and the obligation of Newco to effect the Second Step Merger, are subject to the satisfaction or waiver by Meritor and Newco prior to the Effective Time of the following additional conditions:

            (a) Representations and Warranties. Each of the representations and warranties of Arvin set forth in this Agreement that is qualified as to materiality or Material Adverse Effect shall be true and correct in all respects, and each of the representations and warranties of Arvin set forth in this Agreement that is not so qualified shall be true and correct in all material respects, in each case as of the date of this Agreement and (except to the extent that such representations and warranties speak as of another date) as of the Closing Date as though made on and as of the Closing Date, and Meritor shall have received a certificate of Arvin executed by an executive officer of Arvin to such effect.

            (b) Performance of Obligations of Arvin. Arvin shall have performed or complied with all agreements and covenants required to be performed by it under this Agreement at or prior to the Closing Date that are qualified as to materiality or Material Adverse Effect and shall have performed or complied in all material respects with all other agreements and covenants required to be performed by it under this Agreement at or prior to the Closing Date that are not so qualified, and Meritor shall have received a certificate of Arvin executed by an executive officer of Arvin to such effect.

            (c) Tax Opinion. Meritor shall have received an opinion from Chadbourne & Parke LLP, dated the Closing Date, to the effect that, on the basis of facts, representations and assumptions set forth in such opinion which are consistent with the state of facts existing at the First Effective Time and the Effective Time, each of the First Step Merger and the Second Step Merger will constitute a reorganization under Section 368(a) of the Code.

            (d) Arvin Rights Agreement. (i) No Distribution Date shall have occurred pursuant to the Arvin Rights Agreement unless all Arvin Rights have thereafter been redeemed and (ii) no Shares Acquisition Date shall have occurred pursuant to the Arvin Rights Agreement.








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

                                  ARTICLE VIII

                            TERMINATION AND AMENDMENT


            SECTION 8.1 Termination. This Agreement may be terminated at any time prior to the Effective Time, by action taken or authorized by the Board of Directors of the terminating party or parties, and except as provided below, whether before or after approval of the matters presented in connection with the Merger by the stockholders of Meritor or Arvin:

            (a)  by mutual written consent of Meritor and Arvin;

            (b) by either Meritor or Arvin if the Effective Time shall not have occurred on or before October 31, 2000 (the "Termination Date"); provided, however, that the right to terminate this Agreement under this Section 8.1(b) shall not be available to any party whose failure to fulfill any obligation under this Agreement (including such party's obligations set forth in Section 6.4) has been the cause of, or resulted in, the failure of the Effective Time to occur on or before the Termination Date;

            (c) by either Meritor or Arvin if any Governmental Entity (i) shall have issued an order, decree or ruling or taken any other action (which such party shall have used its reasonable best efforts to resist, resolve or lift, as applicable, in accordance with Section 6.4) permanently restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement, and such order, decree, ruling or other action shall have become final and nonappealable or (ii) shall have failed to issue an order, decree or ruling, or to take any other action, necessary to fulfill any conditions set forth in subsections 7.1(d), (e) and (f), and the failure to issue such order, decree, ruling or take such action shall have become final and nonappealable; provided, however, that the right to terminate this Agreement under this Section 8.1(c) shall not be available to any party whose failure to comply with Section 6.4 has been the cause of, or resulted in, such action or inaction;

            (d) by either Meritor or Arvin if (i) the approval by the stockholders of Meritor required for the consummation of the Merger shall not have been obtained by reason of the failure to obtain the Required Meritor Vote or (ii) the approval by the stockholders of Arvin required for the consummation of the Merger shall not have been obtained by reason of the failure to obtain the Required Arvin Vote, in each case upon the taking of such vote at a duly held meeting of stockholders of Meritor or Arvin, as the case may be, or at any adjournment thereof;

            (e) by Meritor, if (i) Arvin's Board of Directors shall have (A) failed to make the Arvin Recommendation, (B) withdrawn the Arvin Recommendation or (C) modified or qualified, in any manner adverse to Meritor, the Arvin Recommendation without also simultaneously reaffirming the Arvin Recommendation (or resolved or proposed to take any such action referred to in clause (A), (B) or (C)), in each case whether or not permitted by the terms hereof, or (ii) Arvin shall have breached its obligations under this Agreement by reason of a failure to call the Arvin Stockholders Meeting in accordance with Section 6.1(b) or a failure to prepare and mail to its stockholders the Joint Proxy Statement/Prospectus in accordance with Section 6.1(a);

            (f) by Arvin, if (i) Meritor's Board of Directors shall have (A) failed to make the Meritor Recommendation, (B) withdrawn the Meritor Recommendation or (C) modified or qualified, in any manner adverse to Arvin, the Meritor Recommendation without also simultaneously reaffirming the Meritor Recommendation (or resolved or proposed to take any such action referred to in clause (A), (B) or (C)), in each case whether or not permitted by the terms hereof or (ii) Meritor shall have breached its obligations under this Agreement by reason of a failure to call the Meritor Stockholders Meeting in accordance with Section 6.1(c) or a failure to prepare and mail to its stockholders the Joint Proxy Statement/Prospectus in accordance with Section 6.1(a);

            (g) by Meritor, if Arvin shall have breached or failed to perform any of its representations, warranties, covenants or other agreements contained in this Agreement, such that the conditions set forth in Section 7.3(a) or
Section 7.3(b) are not capable of being satisfied on or before the Termination Date;

            (h) by Arvin, if either Meritor or Newco shall have breached or failed to perform any of its representations, warranties, covenants or other agreements





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

contained in this Agreement, such that the conditions set forth in Section 7.2(a) or Section 7.2(b) are not capable of being satisfied on or before the Termination Date;

            (i) by Meritor, if a Shares Acquisition Date shall have occurred pursuant to the Arvin Rights Agreement; or

            (j) by Arvin, if a Shares Acquisition Date shall have occurred pursuant to the Meritor Rights Agreement.

            SECTION 8.2 Effect of Termination. (a) In the event of termination of this Agreement by either Meritor or Arvin as provided in Section 8.1, this Agreement shall forthwith become void and there shall be no liability or obligation on the part of Arvin, Meritor or Newco or their respective officers or directors under this Agreement, except that the provisions of Section 4.1(m),
Section 4.2(m), the second sentence of Section 6.3, Section 6.7, this Section
8.2 and Article IX which provisions shall survive such termination, and except that, notwithstanding anything to the contrary contained in this Agreement, none of Arvin, Meritor or Newco shall be relieved or released from any liabilities or damages arising out of its willful breach of any provision of this Agreement.

            (b) If (A) (I) either Meritor or Arvin shall terminate this Agreement pursuant to Section 8.1(d) (provided that the basis for such termination is the failure of Arvin's stockholders to approve the transactions contemplated hereby) or pursuant to Section 8.1(b) without the Arvin Stockholder Meeting having occurred or Meritor shall terminate this Agreement pursuant to
Section 8.1(g) as a result of any intentional breach or failure to perform by Arvin (unless covered by clause (B) below) or pursuant to Section 8.1(e)(i),
(II) at any time after the date of this Agreement and before such termination an Acquisition Proposal with respect to Arvin shall have been publicly announced or otherwise communicated to the senior management, Board of Directors or stockholders of Arvin and (III) within twelve months of such termination Arvin or any of its Subsidiaries enters into any definitive agreement with respect to, or consummates, any Acquisition Proposal or (B) Meritor shall terminate this Agreement pursuant to Section 8.1(e)(ii) or Section 8.1(i); then Arvin shall promptly, but in no event later than the date of such termination (or in the case of clause (A), if later, the date Arvin or its Subsidiary enters into such agreement with





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

respect to or consummates such Acquisition Proposal), pay Meritor an amount equal to $20,000,000, by wire transfer of immediately available funds.

            (c) If (A) (I) either Meritor or Arvin shall terminate this Agreement pursuant to Section 8.1(d) (provided that the basis for such termination is the failure of Meritor's stockholders to approve the transactions contemplated hereby) or pursuant to Section 8.1(b) without the Meritor Stockholders Meeting having occurred or Arvin shall terminate this Agreement pursuant to Section 8.1(h) as a result of any intentional breach or failure to perform by Meritor or Newco (unless covered by clause (B) below) or pursuant to
Section 8.1(f)(i), (II) at any time after the date of this Agreement and before such termination an Acquisition Proposal with respect to Meritor shall have been publicly announced or otherwise communicated to the senior management, Board of Directors or stockholders of Meritor and (III) within twelve months of such termination Meritor or any of its Subsidiaries enters into any definitive agreement with respect to, or consummates, any Acquisition Proposal or (B) Arvin shall terminate this Agreement pursuant to Section 8.1(f)(ii) or Section 8.1(j); then Meritor shall promptly, but in no event later than the date of such termination (or in the case of clause (A), if later, the date Meritor or its Subsidiary enters into such agreement with respect to or consummates such Acquisition Proposal), pay Arvin an amount equal to $20,000,000, by wire transfer of immediately available funds.

            (d) The parties acknowledge that the agreements contained in this
Section 8.2 are an integral part of the transactions contemplated by this Agreement, and that, without these agreements, neither party would enter into this Agreement; accordingly, if either party fails promptly to pay any amount due pursuant to this Section 8.2, and, in order to obtain such payment, the other party commences a suit which results in a judgment against such party for the fee set forth in this Section 8.2, such party shall pay to the other party its costs and expenses (including attorneys' fees and expenses) in connection with such suit, together with interest on the amount of the fee from the date such payment is required to be made until the date such payment is actually made at the prime rate of Citibank, N.A. in effect on the date such payment was required to be made. The parties agree that any remedy or amount payable pursuant to this Section 8.2 shall not preclude any other remedy or amount payable hereunder, and shall not be an exclusive





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remedy, for any willful breach of any provision of this Agreement.

            (e) (i) Nothing in this Section 8.2 shall limit or affect Meritor's rights under the Arvin Stock Option Agreement; provided that Meritor's Total Profit (as defined in the Arvin Stock Option Agreement) shall not exceed $25,000,000.

           (ii) Nothing in this Section 8.2 shall limit or affect Arvin's rights under the Meritor Stock Option Agreement; provided that Arvin's Total Profit (as defined in the Meritor Stock Option Agreement) shall not exceed $25,000,000.

            SECTION 8.3 Amendment. This Agreement may be amended by the parties hereto, by action taken or authorized by their respective Boards of Directors, at any time before or after approval of the matters presented in connection with the Merger by the stockholders of Meritor and Arvin, but, after any such approval, no amendment shall be made which by law or in accordance with the rules of any relevant stock exchange requires further approval by such stockholders without such further approval. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

            SECTION 8.4 Extension; Waiver. At any time prior to the Effective Time, the parties hereto, by action taken or authorized by their respective Boards of Directors, may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (ii) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and (iii) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of those rights.






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

                                   ARTICLE IX

                               GENERAL PROVISIONS


            SECTION 9.1 Non-Survival of Representations, Warranties and Agreements. None of the representations, warranties, covenants and other agreements in this Agreement or in any instrument delivered pursuant to this Agreement, including any rights arising out of any breach of such representations, warranties, covenants and other agreements, shall survive the Effective Time, except for those covenants and agreements contained herein and therein that by their terms apply or are to be performed in whole or in part after the Effective Time.

            SECTION 9.2 Notices. All notices and other communications hereunder shall be in writing and shall be deemed duly given (a) on the date of delivery if delivered personally, or by telecopy or telefacsimile, upon confirmation of receipt, (b) on the first Business Day following the date of dispatch if delivered by a recognized next-day courier service, or (c) on the fifth Business Day following the date of mailing if delivered by registered or certified mail, return receipt requested, postage prepaid. All notices hereunder shall be delivered as set forth below, or pursuant to such other instructions as may be designated in writing by the party to receive such notice:

            (a)   if to Meritor or Newco to

                  Meritor Automotive, Inc.
                  2135 West Maple Road
                  Troy, Michigan 48084-7186
                  Fax: (248) 435-2184
                  Attention:  Vernon G. Baker, II, Esq.

            with a copy to

                  Chadbourne & Parke LLP
                  30 Rockefeller Plaza
                  New York, New York 10112
                  Fax: (212) 541-5369
                  Attention:  Peter R. Kolyer, Esq.





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

            (b)   if to Arvin to

                  Arvin Industries, Inc.
                  One Noblitt Plaza
                  Columbus, Indiana 47202-3000
                  Fax: (812) 379-3688
                  Attention:  Ronald R. Snyder, Esq.

            with a copy to

                  Wachtell, Lipton, Rosen & Katz
                  51 West 52nd Street
                  New York, New York 10019
                  Fax: (212) 403-2000
                  Attention:  Andrew R. Brownstein, Esq.

            SECTION 9.3 Interpretation. When a reference is made in this Agreement to Sections, Exhibits or Schedules, such reference shall be to a Section of or Exhibit or Schedule to this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation".

            SECTION 9.4 Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that the parties need not sign the same counterpart.

            SECTION 9.5 Entire Agreement; No Third Party Beneficiaries. (a) This Agreement, the Stock Option Agreements, the Confidentiality Agreement and the exhibits and schedules hereto and the other agreements and instruments of the parties delivered in connection herewith constitute the entire agreement and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof.

            (b) This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other Person any right, benefit





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or remedy of any nature whatsoever under or by reason of this Agreement, other than Section 6.8 (which is intended to be for the benefit of the Persons covered thereby).

            SECTION 9.6 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware (without giving effect to choice of law principles thereof); provided that the First Step Merger shall be governed by the laws of the State of Delaware and the State of Indiana and the Second Step Merger shall be governed by the laws of the State of Indiana (in each case, without giving effect to choice of law principles thereof); and provided further that the fiduciary duties of the Boards of Directors of the parties shall be governed by the laws of their respective states of incorporation.

            SECTION 9.7 Severability. If any provision of this Agreement or the application thereof to any Person or circumstance is determined by a court of competent jurisdiction to be invalid, void or unenforceable, the remaining provisions hereof, or the application of such provision to Persons or circumstances other than those as to which it has been held invalid or unenforceable, shall remain in full force and effect and shall in no way be affected, impaired or invalidated thereby, so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon any such determination, the parties shall negotiate in good faith in an effort to agree upon a suitable and equitable substitute provision to effect the original intent of the parties.

            SECTION 9.8 Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto, in whole or in part (whether by operation of law or otherwise), without the prior written consent of the other parties, and any attempt to make any such assignment without such consent shall be null and void. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

            SECTION 9.9 Submission to Jurisdiction; Waivers. Each of Arvin, Meritor and Newco irrevocably agrees that any legal action or proceeding with respect to this Agreement or for recognition and enforcement of any judgment in respect hereof brought by another party hereto or its successors or





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

permitted assigns may be brought and determined in any federal or state court located in the State of Delaware or the State of Indiana, and each of Arvin, Meritor and Newco hereby irrevocably submits with regard to any such action or proceeding for itself and in respect to its property, generally and unconditionally, to the nonexclusive jurisdiction of the aforesaid courts. Each of Arvin, Meritor and Newco hereby irrevocably waives, and agrees not to assert, by way of motion, as a defense, counterclaim or otherwise, in any action or proceeding with respect to this Agreement, (a) any claim that it is not personally subject to the jurisdiction of the above-named courts for any reason other than the failure to lawfully serve process, (b) that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise), and (c) to the fullest extent permitted by Applicable Laws, that (i) the suit, action or proceeding in any such court is brought in an inconvenient forum, (ii) the venue of such suit, action or proceeding is improper and (iii) this Agreement, or the subject matter hereof, may not be enforced in or by such courts.

            SECTION 9.10 Enforcement. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms. It is accordingly agreed that the parties shall be entitled to specific performance of the terms hereof, this being in addition to any other remedy to which they are entitled at law or in equity.

            SECTION 9.11  Definitions.  As used in this Agreement:

            (a) "affiliate" means (except as specifically otherwise defined), as to any person, any other person which, directly or indirectly, controls, or is controlled by, or is under common control with, such person. As used in this definition, "control" (including, with its correlative meanings, "controlled by" and "under common control with") means the possession, directly or indirectly, of the power to direct or cause the direction of management or policies of a person, whether through the ownership of securities or partnership or other ownership interests, by contract or otherwise.

            (b) "Applicable Laws" means all applicable laws, statutes, orders, rules, regulations, policies or guidelines promulgated, or judgments, decisions or orders entered, by any Governmental Entity.

            (c) An "Arvin Employee Benefit Plan" means any employee benefit plan, program, policy, practice, or other arrangement providing benefits to any current or former employee, officer or director of Arvin or any of its Subsidiaries or any beneficiary or dependent thereof that is sponsored or maintained by Arvin or any of its Subsidiaries or to which Arvin or any of its Subsidiaries contributes or is obligated to contribute, whether or not written, including any employee benefit plan within the meaning of Section 3(3) of ERISA (whether or not such plan is subject to ERISA) and any bonus, incentive, deferred compensation, vacation, stock purchase, stock option, severance, employment, change of control or fringe benefit plan, program or agreement.

            (d) An "Arvin Plan" means any Arvin Employee Benefit Plan other than a Multiemployer Plan.

            (e) "beneficial ownership" or "beneficially own" shall have the meaning under Section 13(d) of the Exchange Act and the rules and regulations thereunder.

            (f) "Board of Directors" means the Board of Directors of any specified Person and any committees thereof.

            (g) "Business Day" means any day on which banks are not required or authorized to close in the City of New York.

            (h) "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.
            (i) "Known" or "Knowledge" means, with respect to any party, the knowledge of such party's executive officers after reasonable inquiry.

            (j) "Material Adverse Effect" means, with respect to any entity, any event, change, circumstance or effect that is or is reasonably likely to be materially adverse to (i) the business, financial condition or results of operations of such entity and its Subsidiaries taken as a whole, other than any event, change, circumstance or effect





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

relating (x) to the economy or financial markets in general, (y) in general to the industries in which such entity operates and not specifically relating to such entity or (z) to any action or omission of Meritor, Arvin or Newco or any Subsidiary of either of any of them taken with the express prior written consent of the other parties hereto or (ii) the ability of such entity to consummate the transactions contemplated by this Agreement.

            (k) A "Meritor Employee Benefit Plan" means any employee benefit plan, program, policy, practice, or other arrangement providing benefits to any current or former employee, officer or director of Meritor or any of its Subsidiaries or any beneficiary or dependent thereof that is sponsored or maintained by Meritor or any of its Subsidiaries or to which Meritor or any of its Subsidiaries contributes or is obligated to contribute, whether or not written, including any employee benefit plan within the meaning of Section 3(3) of ERISA (whether or not such plan is subject to ERISA) and any bonus, incentive, deferred compensation, vacation, stock purchase, stock option, severance, employment, change of control or fringe benefit plan, program or agreement.

            (l) A "Meritor Plan" means any Meritor Employee Benefit Plan other than a Multiemployer Plan.

            (m) A "Multiemployer Plan" means any "multiemployer plan" within the meaning of Section 4001(a)(3) of ERISA.

            (n)  "NYSE"  means the New York Stock Exchange, Inc.

            (o) "Person" means an individual, corporation, limited liability entity, partnership, association, trust, unincorporated organization, other entity or group (as defined in the Exchange Act), including any Governmental Entity.

            (p) "Subsidiary" when used with respect to any party means any corporation or other organization, whether incorporated or unincorporated, at least a majority of the securities or other interests of which having by their terms ordinary voting power to elect a majority of the Board of Directors or others performing similar functions with respect to such corporation or other organization is directly or indirectly owned or controlled by such party or






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

by any one or more of its Subsidiaries, or by such party and one or more of its Subsidiaries.

            (q) "Tax" (and, with correlative meaning, "Taxes" and "Taxable") shall mean (i) any federal, state, local or foreign net income, gross income, receipts, windfall profit, severance, property, production, sales, use, license, excise, franchise, employment, payroll, withholding, alternative or add-on minimum, ad valorem, transfer, stamp, or environmental tax, or any other tax, customs, duty or other like assessment or charge of any kind whatsoever, together with any interest or penalty, addition to tax or additional amount imposed by any governmental authority; (ii) any liability for payments of a type described in clause (i) as a result of being a member of an affiliated, consolidated, combined or unitary group; and (iii) any liability for the payment of any amounts as a result of being party to a tax sharing arrangement or as a result of any express or implied obligation to indemnify any Person with respect to the payment of amounts of the type described in clause (i) or clause (ii).

            Each of the following terms is defined in the Section of this Agreement set forth opposite such term:


            Term                                            Section
            ----                                            -------
            Acquisition Proposal                            6.5(a)
            Actions                                         4.1(j)
            Agreement                                       Preamble
            Articles of Merger                              2.3
            Arvin                                           Preamble
            Arvin Affiliate Agreement                       6.13(a)
            Arvin Cash Consideration                        2.5(a)
            Arvin Certificate                               2.5(b)
            Arvin Common Stock                              2.5(a)
            Arvin Disclosure Schedule                       4.1
            Arvin Filed SEC Reports                         4.1(d)(ii)
            Arvin Financial Advisor                         4.1(m)
            Arvin Merger Consideration                      2.5(a)
            Arvin Necessary Consents                        4.1(c)(iii)
            Arvin Permits                                   4.1(h)(ii)
            Arvin Preferred Stock                           4.1(b)(i)
            Arvin Recommendation                            6.1(b)
            Arvin Rights                                    4.1(b)(i)
            Arvin Rights Agreement                          4.1(l)
            Arvin SEC Reports                               4.1(d)(i)
            Arvin SECT                                      4.1(f)
            Arvin Stock Consideration                       2.5(a)


            Arvin Stock Option Agreement                    Recitals
            Arvin Stock Options                             4.1(b)(i)
            Arvin Stock Plans                               4.1(b)(i)
            Arvin Stockholders Meeting                      6.1(b)
            Arvin Voting Debt                               4.1(b)(ii)
            Board                                           2.13(a)
            Certificates                                    3.1
            Change in the Arvin Recommendation              6.1(b)
            Change in the Meritor Recommendation            6.1(c)
            Closing                                         2.2
            Closing Date                                    2.2
            Code                                            1.6
            Combined Company                                Recitals
            Confidentiality Agreement                       6.3
            Contract                                        4.1(c)(ii)
            Delaware Secretary                              1.2
            DGCL                                            1.1
            DOJ                                             6.4(b)
            Effective Time                                  2.3
            Environmental Laws                              4.1(j)
            Environmental Liabilities                       4.1(j)
            Excess Meritor Shares                           3.2(e)(ii)
            Exchange Agent                                  3.1
            Exchange Fund                                   3.1
            Expenses                                        6.7
            First Effective Time                            1.2
            First Step Merger                               Recitals
            Form S-4                                        6.1(a)
            FTC                                             6.4(b)
            GAAP                                            4.1(d)(i)
            Governmental Entity                             4.1(c)(iii)
            Hazardous Materials                             4.1(j)
            HSR Act                                         4.1(c)(iii)
            IBCL                                            1.1
            Indiana Secretary                               1.2
            Injunction                                      7.1(b)
            Intellectual Property                           4.1(k)
            Joint Proxy Statement/Prospectus                6.1(a)
            Liens                                           4.1(a)(ii)
            Merger                                          Recitals
            Meritor                                         Preamble
            Meritor Affiliate Agreement                     6.13(b)
            Meritor Certificate                             1.4(b)
            Meritor Common Stock                            1.4(a)
            Meritor Disclosure Schedule                     4.2
            Meritor Exchange Ratio                          1.4(a)
            Meritor Filed SEC Reports                       4.2(d)(ii)
            Meritor Financial Advisor                       4.2(m)


            Meritor Necessary Consents                      4.2(c)(iii)
            Meritor Permits                                 4.2(h)(ii)
            Meritor Preferred Stock                         4.2(b)(i)
            Meritor Recommendation                          6.1(c)
            Meritor Rights                                  4.2(b)(i)
            Meritor Rights Agreement                        4.2(l)
            Meritor SEC Reports                             4.2(d)(i)
            Meritor Stock Option Agreement                  Recitals
            Meritor Stock Options                           4.2(b)(i)
            Meritor Stock Plans                             4.2(b)(i)
            Meritor Stockholders Meeting                    6.1(c)
            Meritor Voting Debt                             4.2(b)(ii)
            Newco                                           Preamble
            Newco Articles                                  1.7
            Newco By-Laws                                   1.8
            Newco Common Stock                              1.4(a)
            Newco Employees                                 6.6(a)
            New Newco Plans                                 6.6(b)
            Required Arvin Vote                             4.1(g)
            Required Approvals                              6.4(a)
            Required Meritor Vote                           4.2(g)
            SEC                                             4.1(a)(ii)
            Second Step Merger                              Recitals
            Securities Act                                  3.3
            Stock Option Agreements                         Recitals
            Termination Date                                8.1(b)
            Violation                                       4.1(c)(ii)

            SECTION 9.12 Disclosure Schedule. The mere inclusion of an item in the relevant Disclosure Schedule as an exception to a representation, warranty or covenant shall not be deemed an admission by a party that such item represents a material exception or material fact, event or circumstance or that such item has had or would have a Material Adverse Effect with respect to Meritor, Arvin or Newco, as applicable.







            [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK.]

            IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed by their respective officers thereunto duly authorized, all as of the date first written above.



                                MERITOR AUTOMOTIVE, INC.


                                By:  /s/ Larry D. Yost
                                     ------------------------------------
                                     Name:  Larry D. Yost
                                     Title: Chairman of the Board and
                                            Chief Executive Officer



                                MU SUB, INC.


                                By:  /s/ Larry D. Yost
                                     ------------------------------------
                                     Name:  Larry D. Yost
                                     Title: Chairman of the Board and
                                            Chief Executive Officer



                                ARVIN INDUSTRIES, INC.


                                By:  /s/ V. William Hunt
                                     ------------------------------------
                                     Name:  V. William Hunt
                                     Title: Chairman, President and
                                            Chief Executive Officer